Exhibit 10.6

IT & Content Services Agreement	[GRAPHIC]
Contract No. 4830001319

SUPPLIER’S DETAILS

Name	Mirror Image Access (Australia) Pty Limited (Supplier)

ABN	35 094 069 726

Address for Notices	2/221 Miller Street, North Sydney NSW 2060

Contact Person	Jon Mooney, Chief Operating Officer

Email Address	jon.mooney@miainternational.com

Fax Number	(02) 9925 8800

Phone Number	(02) 9925 8888

TELSTRA’S DETAILS

Name	Telstra Corporation Limited (ABN 33 051 775 556) (Telstra)

Address for Notices	33/242 Exhibition Street Melbourne VIC 3000

Contact Person	James Reid

Email Address	James.Reid@team.telstra.com

Fax Number	(03) 9663 0574

Phone Number	(03) 8649 4899

COMMENCEMENT DATE	The date the Agreement is signed by the last party.

RECITALS

A.	Telstra operates and manages the Telstra Website(s) and Telstra Mobile Site(s). Telstra requires assistance in the operation and management of the Telstra Website(s) and/or Telstra Mobile Site(s).

B.	Telstra wishes to appoint the Supplier for the provision of the Services to assist in the operation and management of the Telstra Website(s) and/or Telstra Mobile Site(s) on the terms and conditions of this Agreement.

C.	The Supplier agrees with Telstra to supply the Services to Telstra on the terms and conditions of this Agreement.

Agreed by Supplier

Signed for Supplier by its authorised representative:

Signature	/s/ Jon Mooney	Date	11th October 2011

Print Name	Jon Mooney	Position	COO

MIA Agreement	Telstra Corporation Limited

Agreed by Telstra

Signed for Telstra by its authorised representative:

Signature	/s/ Amanda Kimmitt	Date	6th October 2011

Print Name	Amanda Kimmitt	Position	Senior Sourcing Specialist

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Contents

1	Term	2

2	The Services	2

3	Performance of the Services	3

4	Milestones and Service Levels	4

5	Acceptance of Deliverables	5

6	Provision of Supplied Content	6

7	Access to Telstra Facilities and Products	8

8	Personnel	9

9	Fees and Invoicing	11

10	Tax	13

11	Reports and Meetings	14

12	Intellectual Property Rights	16

13	Confidentiality and Privacy	20

14	Warranties	21

15	Indemnity and Liability	23

16	Insurance	24

17	Step-In Rights	24

18	Termination	25

19	Disengagement and Consequences of Termination	26

20	Force Majeure	29

21	Use of Telstra Branding	30

22	Notices	30

23	Assignment	31

24	General	31

25	Interpretation	33

26	Definitions	34

MIA Agreement	Telstra Corporation Limited
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1	Term

Initial term

1.1	This Agreement commences on the Commencement Date and, unless otherwise extended under clause 1.2 or terminated under clause 18, expires three years after that date.

Further terms

1.2	Upon expiry, the term of this Agreement is automatically extended for successive further periods of 6 months (Further Terms) unless one party gives the other at least one month’s notice that it does not wish the Agreement to be extended beyond the:

(a)	then current Term (if more than one month remains in the Term at the time the notice is given); or

(b)	the upcoming Term (if less than one month remains in the then current Term at the time the notice is given).

1.3	Notwithstanding that the term of the Agreement will be automatically extended, a party may also give the other party at least one month’s notice that it does not wish a SOW or Work Schedule to be extended beyond the:

(a)	then current Term (if more than one month remains in the Term at the time the notice is given); or

(b)	the upcoming Term (if less than one month remains in the then current Term at the time the notice is given).

2	The Services

Basis of engagement

2.1	Telstra engages the Supplier as a non-exclusive independent contractor to provide the Services to Telstra, and the Supplier accepts the engagement on the terms of this Agreement. Nothing contained in this Agreement is intended to create an employment or agency relationship between the Supplier and Telstra, or any Personnel and Telstra.

Services

2.2	The Supplier must provide the Services in accordance with:

(a)	the relevant Statement of Work (SOW) or Work Schedule (as applicable);

(b)	the Telstra Policies; and

(c)	this Agreement.

2.3	The Supplier must provide Telstra with information in its possession that assists or is likely to assist Telstra to comply with its obligations under an SOW, Work Schedule and this Agreement.

Ordering Services

2.4	Telstra may order additional Services from the Supplier by creating separate SOWs in accordance with the pro-forma set out in Schedule 1 or in any other manner agreed between the parties.

MIA Agreement	Telstra Corporation Limited
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No volume guarantee

2.5	The Supplier acknowledges and agrees that Telstra is under no obligation, at law or under this Agreement, to obtain any quantity or volume of any Services from the Supplier.

Survival of On-going Services

2.6	Notwithstanding the expiry or termination of this Agreement, the terms and conditions of this Agreement shall continue in force in respect of any approved SOWs or on-going Work Schedules which have not expired or been terminated and which were entered into prior to the date of expiry or termination of this Agreement.

3	Performance of the Services

Standard of performance

3.1	In providing the Services and performing its obligations under this Agreement, the Supplier must at all times ensure that the Services are provided:

(a)	in a highly professional and ethical manner and with the level of due care and skill which may be expected of a professional organisation experienced in providing the services of the type and complexity of the Services;

(b)	so that the Services and any Deliverables are fit for the purposes for which services of that type are commonly acquired and any other purposes which have been notified to the Supplier by Telstra;

(c)	in accordance with all laws, industry codes and standards applicable to the provision of the Services or to the use of any equipment necessary to supply the Services;

(d)	so that the Services meet or exceed the Service Levels; and

(e)	in any other manner agreed in writing between the parties.

3.2	The Supplier must ensure the sufficient availability at all times of the Personnel, equipment, parts and materials required to provide the Services in accordance with this Agreement.

Co-operation with third parties

3.3	The Supplier must work with and provide all reasonable assistance to any third party engaged by Telstra to provide services to Telstra relating to or associated with the Services or other Telstra projects and activities relating to or associated with the Services.

Telstra Policies

3.4	The Supplier must, and must ensure that all Personnel, comply at all times with the Telstra Policies and any reasonable requirements specified by Telstra from time to time.

Dedicated Personnel

3.5	Unless otherwise approved by the relevant Telstra Liaison in writing, the Supplier must ensure Personnel involved in delivering the Services must be dedicated to providing the Services and must not provide any services to any other person.

MIA Agreement	Telstra Corporation Limited
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Conflicts of Interest

3.6	Where the Supplier considers there may be a conflict of interest in providing any part of the Services, it must inform the Telstra Liaison and act in accordance with any reasonable direction given by the Telstra Liaison to ensure Telstra’s commercial interests are not compromised.

3.7	Without limiting clause 3.6, if:

(a)	Telstra proposes a new customer-facing concept or promotion;

(b)	that concept or promotion is novel in Australia in the context for which it is proposed; and

(c)	Telstra requests the Supplier to implement it for Telstra,

the Supplier must not replicate that concept or promotion, or any part of it, in substance or discuss its implementation with any other person unless:

(d)	at the time of initial discussion the Supplier notifies Telstra that it is not novel or it has been previously implemented in Australia; or

(e)	Telstra agrees in writing that the Supplier may implement it, or a substantial part of it, or discuss its implementation with another person.

Improvements

3.8	The Supplier must also use reasonable endeavours to identify:

(a)	possible improvements to the Services, the Platforms, Telstra’s processes or any matter related to this Agreement; and

(b)	possible costs savings to Telstra in relation to the design, development, operation and management of the Platforms and related systems and networks.

4	Milestones and Service Levels

Milestones

4.1	Where applicable, the Supplier must complete each Milestone. If the Supplier reasonably believes that any Milestone will not be performed by the performance date for that Milestone, the Supplier must give Telstra prompt notice of that fact. The Notice must specify the reason for the delay and the expected date of performance of the Milestone.

4.2	If the Supplier gives a notice under clause 4.1, Telstra:

(a)	must, to the extent the Supplier’s obligations are suspended under clause 20 (Force Majeure) or the delay arises from Telstra’s failure to comply with this Agreement; and

(b)	otherwise may, in its absolute discretion,

without limiting Telstra’s Service Level Rights, extend the time for performance of the Milestone, by notifying the Supplier of a later Performance Date.

Compliance with Service Levels and remediation

4.3	The Supplier must comply with each of the Service Levels where applicable.

MIA Agreement	Telstra Corporation Limited
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4.4	If, in the reasonable opinion of Telstra, the Supplier fails to perform its obligations to the standard required by a Service Level, Telstra may:

(a)	require the Supplier to:

(i)	submit to Telstra, within the period specified by Telstra, a Remedial Plan; and

(ii)	on notification by Telstra that the Remedial Plan is acceptable to Telstra, implement the ) Remedial Plan; or

(b)	exercise its Service Level Rights.

4.5	If the Supplier does not implement the Remedial Plan within a reasonable period (in the sole discretion of Telstra) after the Remedial Plan has been accepted by Telstra under clause 4.4(a)(i) or if implementation of the Remedial Plan does not result in the Supplier performing to the standard required by the Service Level, Telstra may exercise the Service Level Rights.

4.6	Telstra may bring proceedings to recover damages from the Supplier if Telstra’s actual loss resulting from the Supplier not performing to the standard required by a Service Level exceeds any amount recovered by Telstra from the Supplier under a Service Level Right.

Service Level measurement

4.7	The Supplier must continue for the Term, or with Telstra’s agreement improve, the automated processes in place at the Commencement Date for measuring the delivery of Services against Service Levels. Telstra may also elect to establish and operate, at its own cost, Telstra’s own performance monitoring systems.

Quality assurance

4.8	The Supplier must ensure that the Services comply with:

(a)	all relevant Australian Standards; and

(b)	the requirements of the Supplier’s Quality Management System (if applicable).

Telstra’s rights

4.9	The Supplier must give Telstra reasonable assistance in any quality assurance activities conducted under clause 4.8.

5	Acceptance of Deliverables

Acceptance Confirmation

5.1	An Acceptance Confirmation is not required for “business as usual” activities unless otherwise specified in, or reasonably inferred from, a SOW or Work Schedule. However, Telstra may require removal and amendment of Deliverables provided as part of “business as usual” activities by notice.

5.2	Where the Supplier is required to provide a Deliverable under a Work Schedule or an SOW, receipt of the Deliverable will not constitute acceptance by Telstra unless the Telstra Liaison issues an Acceptance Confirmation in respect of the Deliverable.

5.3	Acceptance Confirmations issued by Telstra only constitute acceptance of Deliverables to the extent to which express reference is made to those Deliverables in the Acceptance Confirmation.

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5.4	Where more than one Deliverable is required to be delivered or completed under any Work Schedule or SOW, acceptance is conditional upon acceptance of all other Deliverables required under the Work Schedule or the SOW, provided such Deliverables are part of the one system, unless otherwise stated in the Work Schedule or the SOW.

Acceptance testing

5.5	Prior to issuing an Acceptance Confirmation or rejecting a Deliverable, Telstra may conduct acceptance testing to verify that the Deliverable provided by the Supplier meets the Acceptance Requirements. Following testing Telstra will either:

(a)	issue an Acceptance Confirmation to the Supplier in respect of the Deliverable; or

(b)	notify the Supplier that Telstra does not accept the Deliverable because it fails to meet all of the Acceptance Requirements (specifying which of those requirements the Deliverable fails to meet).

Non-acceptance

5.6	If Telstra notifies the Supplier under clause 5.5(b) that it does not accept a Deliverable, then the Supplier will immediately address the concerns raised in that notice, and rectify all or any part of the Deliverable (and any related Deliverable) to ensure that it meets all of the Acceptance Requirements, within the time required by Telstra (which will not be less than 5 Business Days unless agreed by the Supplier). The Supplier will then re-submit the rectified Deliverable, and the procedure set out in this clause 5 will apply again in relation to acceptance of that Deliverable.

5.7	If a Deliverable fails to meet all of the Acceptance Requirements after being re-submitted by the Supplier to Telstra for acceptance testing in accordance with clause 5.6, Telstra may terminate an SOW, Work Schedule or this Agreement in accordance with clause 18.2(c) without prejudice to any of its rights or remedies.

Supplier Testing

5.8	The Supplier must conduct its own testing before providing any Deliverable to Telstra. Such testing must be robust and designed to ensure a Deliverable which is of a high standard of quality. If Telstra requires an improvement to Supplier testing, the Supplier must not unreasonably refuse to improve its processes.

6	Provision of Supplied Content

Delivery

6.1	The Supplier must provide the Supplied Content to Telstra:

(a)	in accordance with the Specifications and the Quality Requirements; and

(b)	by the Delivery Date.

6.2	Telstra may make the Supplied Content available to its customers at any time after the Availability Date.

Supplied Content Restrictions

6.3	In providing the Supplied Content, the Supplier must not make available to Telstra or its customers any Prohibited Content or content that is in contravention of any Australian State, Territory or Commonwealth law, including the Broadcasting Services Act or the IIA Code, unless otherwise directed by Telstra in writing.

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6.4	Without limiting clause 6.3, the Supplier must not include any of the following content in the Supplied Content:

(a)	financial advice;

(b)	defamatory material; or

(c)	sexually explicit, graphically violent or adult content or any other content unsuitable for persons under 18 years of age.

6.5	Where Supplied Content has been or is likely to be assessed as Restricted Content, the Supplier must:

(a)	ensure that the Content is classified or assessed in accordance with all Applicable Laws before delivering it to Telstra; and

(b)	notify Telstra of the classification or assessment in writing at the time it delivers the Content to Telstra.

6.6	If Telstra believes that the Supplier is providing Prohibited Content, Telstra may issue the Supplier with a notice requiring the Supplier to immediately take down or disable access to that Supplied Content. The Supplier must immediately comply with that notice and must not recommence supplying the relevant Supplied Content unless it can demonstrate to Telstra’s satisfaction that the Prohibited Content is no longer included.

6.7	The Supplier must promptly notify Telstra in writing if the Supplier receives any form of take down notice from the ACMA (or any other government authority) which relates to the Supplied Content (ACMA Notice). The Supplier must comply with any ACMA Notice within the timeframe specified in the ACMA Notice or if no timeframe is specified then as soon as reasonably practicable from the date of the ACMA Notice.

6.8	If Telstra receives an ACMA Notice, Telstra will notify the Supplier and the Supplier must comply with any direction from Telstra to ensure that Telstra complies with the ACMA Notice. If Telstra receives any other notice from the ACMA which relates to the Supplied Content, then on notice from Telstra, the Supplier must immediately take such steps as are necessary to ensure that Telstra complies with such notice (including taking down or disabling access to the Supplied Content).

6.9	Telstra or its subcontractors may take down or disable access to any Supplied Content provided by the Supplier under this Agreement for any reason and at any time.

6.10	Supplied Content must comply with the content guidelines notified by Telstra from time to time.

Marketing and promotion

6.11	Telstra may market and promote the Supplied Content in its absolute discretion, and may use the Supplied Content in its marketing and promotional material.

6.12	The Supplier will supply to Telstra the Promotional Materials in accordance with any SOWs or Work Schedules.

6.13	The Supplier grants to Telstra a non-exclusive, royalty-free, irrevocable licence to use:

(a)	the Promotional Materials, or portions thereof:

(i)	that are also Developed Material;

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(ii)	that are also Supplier Material; or

(iii)	which incorporate intellectual property rights owned by a third party licensor and the Supplier is expressly licensed by that third party licensor to grant to Telstra the licence contemplated by this clause 6.13; and

(b)	the trade marks and logos of its third party licensors who allow the Supplier to provide the licence in clause 12.11,

for the purpose of advertising, promoting and marketing the availability of the Supplied Content during the Term.

7	Access to Telstra Facilities and Products

Telstra Facilities

7.1	Where the Supplier requires access or connection to the Telstra Facilities:

(a)	Telstra will grant the Supplier access to, or will connect the Supplier’s facilities to, the Telstra Facilities for the sole purpose of and only to the extent necessary to enable the Supplier to provide the Services to Telstra. Telstra will connect the Supplier to the Telstra Facilities by such means as Telstra determines in its absolute discretion;

(b)	the Supplier must comply with any systems, health, safety, technical, security and other requirements, regulations, policies or directions notified to it by or on behalf of Telstra from time to time or as might reasonably be inferred from the use to which the Telstra Facilities are put;

(c)	the Supplier must not use its access or connection to the Telstra Facilities to:

(i)	interfere with or disrupt the Telstra Facilities or any equipment or service of any person (including Telstra customers and service providers);

(ii)	circulate any unsolicited or unauthorised marketing, publicity or advertising material;

(iii)	transmit computer worms or viruses;

(iv)	send harassing, obscene, indecent or threatening electronic mail or messages; or

(v)	forge electronic mail or messages or their source; and

(d)	Telstra may, without notice, suspend or terminate the Supplier’s access or the connection to Telstra Facilities if:

(i)	the Supplier fails to comply with its obligations under this clause 7; or

(ii)	Telstra reasonably believes that the Supplier’s access or connection to the Telstra Facilities is impairing, interfering with or damaging any part of the Telstra Facilities or their operation or any other equipment or service of any person (including Telstra customers and its service providers).

7.2	The Supplier acknowledges and agrees that access to the Telstra Facilities under clause 7 is at its own risk and must indemnify Telstra and its Representatives (Indemnified Persons) against any loss suffered or incurred by any of the Indemnified Persons arising out of or in connection with any unlawful, negligent or wilfully wrongful act or omission of the Supplier or its Representatives in the course of accessing the Telstra Facilities.

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7.3	The Supplier must maintain records of all data and systems accessed, changes made, and data or information collected as a result of access to Telstra Facilities. The Supplier must promptly provide Telstra with all such records upon request.

Telstra Products

7.4	Telstra will from time to time throughout the Term provide the Supplier with Telstra Products for the sole purpose of and only to the extent necessary to enable the Supplier to provide the Services to Telstra.

7.5	The Supplier agrees that Telstra owns all right, title and interest in the Telstra Products and the Supplier has no right, title or interest them.

7.6	The Supplier agrees:

(a)	not to sell or grant any interest in any of the Telstra Products;

(b)	not to deface, modify or repair any of the Telstra Products;

(c)	not to use, or permit or authorise any of the Telstra Products to be used, for any illegal purpose;

(d)	to keep the Telstra Products in a safe and protected environment and in the same condition (other than fair wear and tear, as determined by us) as Telstra supplied them to the Supplier;

(e)	to take all reasonable care to prevent the theft of, vandalism of or damage to any of the Telstra Products by any person or any other cause or event; and

(f)	to return the of the Telstra Products to Telstra on the earlier of Telstra’s request or within 30 days of the expiry or earlier termination of this agreement.

8	Personnel

No employee, partnership or agency relationship

8.1	The Supplier must ensure that Personnel do not represent themselves as being, or allow another person by act or omission to be under the misapprehension that any of them are, an employee, partner or agent of Telstra.

Responsibility for employment relationship with Personnel

8.2	The Supplier is responsible for maintaining the employer/employee relationship with all Personnel which includes:

(a)	establishing and communicating performance and conduct guidelines;

(b)	monitoring performance and conduct against those guidelines;

(c)	training and development;

(d)	appraisal, counselling and discipline;

(e)	payment to Personnel of all wages, superannuation, annual leave, sick leave, long service leave, public holidays, redundancy payments or any other similar benefits or allowances under any legislation, industrial award, agreement or contract of employment that are the employer’s responsibility to pay for work performed by Personnel in the execution of an assignment, and payment by the Supplier of all costs incurred by the Supplier providing Services to Telstra; and

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(f)	ensuring Personnel comply with any other requirements notified by Telstra.

8.3	The Supplier indemnifies Telstra, its officers, employees and agents against all and any liability, loss, damage, cost or reasonable expense (including, but not limited to reasonable legal costs and defence or settlement costs) directly or indirectly arising out of, or in connection with a breach of clause 8.2.

Removal and replacement of Personnel

8.4	If any Personnel cease to be acceptable to Telstra for any reason:

(a)	then on notice by Telstra, the Supplier must, at its cost, take immediate steps to remove the person and, in the event of a request from Telstra, provide an alternative person acceptable to Telstra to ensure there is no interruption to the provision of the Services; and

(b)	Telstra is under no obligation to request a replacement from the Supplier.

8.5	If Telstra requests an alternative person to provide the Services in accordance with clause 8.4, the Supplier must use its best efforts to provide a suitable replacement for that person prior to his or her departure to enable an effective transfer of skills to take place between that person and his or her replacement.

Background check

8.6	The Supplier must comply with Telstra’s policy on background-checking personnel (as updated by Telstra from time to time) in respect of all Supplier Agents. The Supplier must, at a minimum, confirm, in relation to each Supplier Agent:

(a)	that they are who they claim to be;

(b)	that the residential address provided by them is correct;

(c)	their qualifications and employment history over the 5 years prior to working for the Supplier (and each prospective Supplier Agent must provide a minimum of 2 employment references); and

(d)	that they are entitled to work in the jurisdiction in which they are working.

Criminal history

8.7	The Supplier must (having obtained the Supplier Agent’s written consent) undertake a criminal history check for each Supplier Agent unless Telstra agrees otherwise in writing.

8.8	The Supplier must ensure that a Supplier Agent does not work on behalf of the Supplier in performance of this agreement if the criminal history check discloses:

(a)	any crime relating to fraud or dishonesty, or

(b)	any other crime which a reasonable supplier would consider may give rise to risks if the relevant Supplier Agent performs such work.

Resignation or dismissal

8.9	The Supplier must notify Telstra of the circumstances associated with the resignation or dismissal of any Supplier Agent engaged in the performance of this Agreement.

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Occupational health and safety

8.10	The Supplier must as a minimum, comply with, and ensure that its Personnel comply with, any acts, regulation, local laws and by-laws, codes of practice, Australian Standards and Telstra’s environmental and occupational health and safety policies as notified by Telstra to the Supplier in writing, procedures and measures which are in any way applicable to this Agreement or the performance of the Services. In the event of any inconsistency, the Supplier must comply with such obligations, procedures or measures as produce the highest level of environmental and/or health and safety protection.

8.11	The Supplier must ensure that all its Personnel, must before commencing any work under this Agreement, are aware of safe work practices and their environmental and occupational health and safety obligations and responsibilities, in accordance with applicable legislative and other requirements, by the Supplier.

8.12	Where the Supplier is required to enter any Telstra premises it shall comply with all reasonable Telstra induction requirements and safety standards which are applicable to the premises or any activity which the Supplier proposes to undertake.

9	Fees and Invoicing

Fees

9.1	In consideration of the supply of the Services under this Agreement, Telstra will pay the Supplier the Fees described in the relevant SOW or Work Schedule (as applicable).

9.2	Where the Supplier collects revenue as Telstra’s agent and must pay part or all of that revenue to Telstra:

(a)	the Supplier must disclose the revenue collected and the amount due to Telstra once a month or as otherwise required by Telstra; and

(b)	Telstra will apply the amount due as a set-off against fees due by Telstra to the Supplier unless it notifies the Supplier that the actual amount must be paid.

Disbursements

9.3	If a SOW or Work Schedule specifies that disbursements are payable by Telstra, then Telstra must reimburse to the Supplier, at cost without any mark-up, those disbursements reasonably incurred by the Supplier in providing the Services as are specified in, and within the scope set out in, the relevant SOW or Work Schedule.

9.4	For a disbursement in accordance with clause 9.3 to be payable by Telstra to the Supplier, the Supplier must first provide to Telstra, to Telstra’s reasonable satisfaction, written evidence of the disbursement.

Fee Review

9.5	Each year, within one month of the anniversary of the Commencement Date, Telstra may require that the parties meet and discuss potential changes to the fees payable under this Agreement. The parties will consider:

(a)	the total fees spent by Telstra with the Supplier;

(b)	opportunities for new business;

(c)	efficiencies gained in providing the services;

(d)	changes in the marketplace for the Services; and

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(e)	any other matter raised by either party which is related to the fees.

9.6	Following discussion under clause 9.5, if the parties agree any change to any of the fees payable under this Agreement:

(a)	the parties must record the amended fees in writing to be signed by both parties;

(b)	the amended fees will be applicable from the date of Telstra’s meeting request under clause 9.5; and

(c)	the parties may set-off any underpayment or overpayment of fees during the period between Telstra’s meeting request under clause 9.5 and the written agreement of new fees against future fees.

9.7	Following discussion under clause 9.5, if the parties disagree regarding any proposed change to any of the fees payable under this Agreement, the existing fees will continue to apply without amendment.

Recipient Created Tax Invoices

9.8	For the purpose of satisfying the requirements of the GST legislation and any additional requirements as determined by the Commissioner of Taxation from time to time, the Supplier and Telstra agree that:

(a)	Telstra can issue recipient created tax invoices in respect of any supplies by the Supplier to Telstra under this Agreement where the Supplier does not calculate the fees due;

(b)	the Supplier must not issue a tax invoice in respect of any supply by the Supplier to Telstra under this Agreement unless Telstra notifies the Supplier that Telstra will not be issuing a recipient created tax invoice for that supply;

(c)	Telstra is registered for GST purposes. Telstra must notify the Supplier if Telstra ceases to be registered for GST purposes or ceases to satisfy the requirements for issuing recipient created tax invoices as set out in the GST legislation or as determined by the Commissioner of Taxation from time to time;

(d)	the Supplier is registered for GST purposes and has notified Telstra of its ABN (the Supplier must notify Telstra if the Supplier ceases to be registered for GST purposes or if it intends selling its business); and

(e)	Telstra must issue a copy of the recipient created tax invoice to the Supplier and must retain the original. Telstra must issue the copy within 28 days from the date the value of the relevant supply is determined.

Supplier Invoices

9.9	Where clause 9.8 does not apply, the Supplier may invoice Telstra. However, the Supplier may only invoice Telstra in respect of the Services after performance of the Services in accordance with this Agreement, including as set out in clauses 9.10 to 9.12.

9.10	All invoices must be delivered to the relevant Telstra Liaison.

9.11	Any invoice submitted to Telstra under this Agreement must specify:

(a)	the reference number of this Agreement;

(b)	the details of the Services provided and any reference number (if applicable);

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(c)	the dates between which the Services were performed;

(d)	the Fee for the Services performed; and

(e)	any disbursements (if applicable) for which reimbursement is claimed by the Supplier under clause 9.3 and attach written evidence substantiating, to Telstra’s reasonable satisfaction, the claimed disbursements, if any.

9.12	Invoices must be submitted monthly, in arrears.

Method of payment

9.13	The Supplier must be paid:

(a)	by electronic funds transfer (EFT) if the appropriate banking details of the Supplier have been confirmed to Telstra no later than 15 Business Days after the Commencement Date; or

(b)	otherwise, by cheque.

Payment

9.14	If the Supplier complies with clause 9.9, Telstra must pay for the Services by the date which is the last day of the period specified in the relevant SOW or, if no period is specified:

(a)	30 days (plus between 4 and 11 days under Telstra’s weekly trade creditor payment schedule) after an invoice for the Services is received by the Telstra Liaison (if the Supplier has elected to be paid by EFT under clause 9.13); or

(b)	the last day of the month after the month in which an invoice for the Services is received by the Telstra Liaison (if the Supplier has not elected to be paid by EFT under clause 9.13).

Effect of payment

9.15	The Supplier acknowledges that any payment made to it by Telstra does not imply or constitute an admission on the part of Telstra that the Services or Deliverables have been properly performed or a waiver or release of the Supplier’s obligations under this Agreement.

Disputed invoices

9.16	If Telstra has a bona fide dispute as to an amount in an invoice, then within 45 days of the date of the invoice Telstra must:

(a)	pay to Supplier the portion of the invoiced amount(s) not in dispute; and

(b)	give the Supplier a notice of dispute in respect of the disputed amount.

10	Tax

Responsibility for taxes

10.1	The Supplier is responsible for any and all taxes, duties, charges and other like liabilities which may arise under any Commonwealth, State or Territory legislation (as amended from time to time) as a result of or in connection with this Agreement or the Services.

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10.2	The Supplier indemnifies Telstra in relation to any claims, liabilities and costs (including penalties and interest) arising as a result of any tax, duty, charge or other like liability for which the Supplier is responsible under clause 10.1.

Recovery of GST

10.3	If one party (supplying party) makes a taxable supply and the consideration for that supply does not expressly include GST, the party that is liable to provide the consideration (receiving party) must also pay an amount equal to the GST payable in respect of that supply.

Time for payment of GST amount

10.4	Subject to first receiving a tax invoice, the receiving party must pay the GST amount when it is liable to provide the consideration.

Indemnity and reimbursement payments

10.5	If one party must indemnify or reimburse another party (payee) for any loss or expense incurred by the payee, the required payment does not include any amount which the payee (or an entity that is in the same GST group as the payee) is entitled to claim as an input tax credit, but will be increased under clause 10.3 if the payment is consideration for a taxable supply.

Interpretation

10.6	In this Agreement:

(a)	terms used that are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the meaning given in that Act, unless the context makes it clear that a different meaning is intended; and

(b)	consideration includes non-monetary consideration, in respect of which the parties must agree on a market value, acting reasonably.

Withholding tax

10.7	Telstra may deduct from amounts payable to the Supplier under this Agreement any amounts required by law to be deducted from such payments. Telstra will:

(a)	before deducting any such amounts inform the Supplier of its intention to do so; and

(b)	provide to the Supplier on request, receipts issued from the Australian Taxation Office evidencing payment of any amounts deducted under this clause 10.7.

11	Reports and Meetings

Business as Usual Reports and Meetings

11.1	Telstra’s Liaisons and the Supplier’s Liaisons under each Work Schedule will meet when necessary and at least every three months to discuss reports provided under clause 11.2, delivery of the Services, and any other matter related to this Agreement.

11.2

The Supplier will provide to Telstra prior to each meeting under clause 11.1, reports of progress on maintenance, Service Levels, code updates to Platforms, planned future work, expected versus planned performance, any problems with the Platforms, their resolution and the Supplier’s responses to them, projections for growth, opportunities in relation to the Services or the consumer products and services

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provided by Telstra, problems and recommendations for development and any other matter related to this Agreement which requires discussion in the meeting under clause 11.1.

Progress reports under SOWs

11.3	The Supplier must deliver to Telstra during the Term, in accordance with and at the frequency set out in the relevant SOW, a report providing full details of:

(a)	the Supplier’s progress in supplying the Services and ability to achieve upcoming Milestones or other action items;

(b)	detailed analysis of the Supplier’s compliance with the Service Levels; and

(c)	such other information as Telstra may from time to time request.

11.4	The Supplier must deliver a report to the Telstra Liaison whenever the Supplier considers the Services will not be supplied within the time prescribed in the relevant SOW or Work Schedule (as applicable).

Meetings under SOWs

11.5	During the Term, with the frequency specified in the relevant SOWs, the Supplier and Telstra must meet to review the progress of the performance of the Services. If no frequency is specified, the Supplier and Telstra must meet as requested by Telstra (but no more frequently than once a month unless agreed otherwise).

Audit

11.6	The Supplier must permit Telstra or its personnel access, on at least 10 Business Days’ prior notice and not more than once in any 6-month period, to:

(a)	the Supplier’s premises;

(b)	the Personnel;

(c)	the work being carried out by the Supplier under this Agreement;

(d)	the Supplier’s data and records relating to this Agreement, including its reporting and billing processes;

(e)	any other material or thing to which Telstra reasonably requires access,

in order to:

(f)	assess the Supplier’s compliance with this Agreement;

(g)	verify the Fees; or

(h)	satisfy any legal or regulatory requirements imposed on Telstra or its related bodies corporate.

Telstra will not conduct an audit under this clause 11.6 more than once in the Term unless it reasonably believes there is a concern in, or related to, the Supplier’s delivery of the Services.

Costs of audits

11.7	Subject to clause 11.7(b):

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(a)	Telstra will be responsible for the costs of audits under clause 11.6; and

(b)	The Supplier will be responsible for the costs of any audit that reveals a breach or discrepancy in the Fees of greater than 10%.

12	Intellectual Property Rights

Supplier Material

12.1	Supplier Material remains the property of the Supplier. Telstra acknowledges that it does not own any Intellectual Property Rights in the Supplier Material.

12.2	In relation to Supplier Material (other than Supplied Content) which cannot be separated from the Telstra Material and/or the Developed Material, the Supplier hereby grants to Telstra a royalty-free, perpetual, irrevocable, worldwide licence to use, reproduce, modify, adapt and otherwise exercise all Intellectual Property Rights in that part of the Supplier Material which is required to enable Telstra to fully enjoy and exploit the Services and all Developed Material.

12.3	For all other Supplier Material, the Supplier hereby grants to Telstra a royalty-free, worldwide licence for the Term of the Agreement to use, reproduce, modify, adapt and otherwise exercise all Intellectual Property Rights in that Supplier Material.

Telstra Material

12.4	Telstra Material remains the property of Telstra. The Supplier acknowledges that it does not own any Intellectual Property Rights in the Telstra Material.

12.5	Telstra grants to the Supplier a royalty-free, revocable, worldwide licence to use the Telstra Material during the Term for the sole purpose of providing the Services.

12.6	The Supplier must:

(a)	maintain and keep secure and separate all Telstra Material in its power, possession or control, and must not do or cause to be done anything which will prejudice the subsistence of Telstra’s right, title and interest in Telstra Material; and

(b)	ensure that Telstra Material is only used, copied, supplied and reproduced by Supplier solely and directly for the purposes of this Agreement.

Developed Material

12.7	Unless specified otherwise in relation to a particular Deliverable, the Supplier acknowledges that Telstra will, on creation, exclusively own all Intellectual Property Rights in and to the Developed Material.

12.8	The Supplier:

(a)	agrees to immediately assign to Telstra on creation all existing and future Intellectual Property Rights which it has or may have in the Developed Material;

(b)	must ensure that the Developed Material is only used, copied, supplied and reproduced by Supplier solely and directly for the purposes of this Agreement;

(c)	must not do or cause to be done anything which will encumber any interest in the Developed Material to any person other than Telstra; and

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(d)	at Telstra’s request, must execute all documents necessary or desirable to ensure that all current and future Intellectual Property Rights in the Developed Material are assigned to Telstra, and to give full effect to this clause.

12.9	Telstra grants to the Supplier a royalty-free, revocable, worldwide licence to use the Developed Material during the Term for the purpose of providing the Services.

Supplied Content

12.10	As between Telstra and the Supplier, the Supplier owns all rights, including all Intellectual Property Rights in, and to, the Supplied Content.

12.11	The Supplier grants to Telstra a royalty-free, irrevocable licence to use, reproduce, modify, repurpose and communicate to the public the Supplied Content during the Term in the Territory via the Permitted Means.

12.12	The licence in clause 12.11 is exclusive with respect to:

(a)	any Supplied Content that the Supplier has obtained from a third party at Telstra’s request; and

(b)	any Supplied Content that the Supplier has created or obtained from a third party exclusively for Telstra.

12.13	Telstra may, in its absolute discretion:

(a)	give away the Supplied Content; or

(b)	charge customers fees on a pay-per use or subscription basis or on any other basis, to view, access or otherwise use the Supplied Content.

For avoidance of doubt, Telstra will pay any agreed fees for Supplied Content even if it decides to give that Supplied Content away under this clause 12.13, unless otherwise agreed between the parties.

12.14	Telstra reserves the right not to use or to cease using the Supplied Content at any time.

12.15	Telstra may, in its absolute discretion, sell advertising for associated exhibition with the Supplied Content and will retain all revenue obtained from any advertising sales.

12.16	Telstra or its subcontractors may without notice to the Supplier use, reproduce, modify or convert any Supplied Content into different formats and protocols so that:

(a)	it can be supplied by Telstra in a different format or protocol from the format or protocol in which it is delivered by the Supplier;

(b)	it can be hosted or stored in any format or protocol on any Platform nominated by Telstra;

(c)	it can be used on or delivered in any format or protocol to customers from any Permitted Means nominated by Telstra; or

(d)	it can be delivered in any format or protocol to any mobile telephone handset or any other wireless device nominated by Telstra (where applicable).

12.17	The Supplier must ensure it:

(a)	obtains licences from third party licensors which allow the Supplier to provide the licences in this clause 12; and

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(b)	to the extent it is unable to comply with clause 12.17(a) in relation to the licence provisions in clauses 12.11, 12.15 and 12.16:

(i)	informs Telstra of restrictions which contradict the rights granted to Telstra in any of clauses 12.11, 12.15 and 12.16 in relation to particular Supplied Content (before the Commencement Date where possible, and promptly upon becoming aware of the restriction in all other instances);

(ii)	uses its best endeavours to gain licensors’ approvals to allow Telstra to exercise rights under clauses 12.11, 12.15 and 12.16 in particular circumstances where requested by Telstra; and

(iii)	obtain appropriate licences in any new or renegotiated licences entered into after the Commencement Date.

12.18	The Supplier must maintain back up copies of the Supplied Content and provide replacement copies to Telstra on reasonable request.

Moral rights

12.19	The Supplier warrants that it will ensure that each person involved in creating all or any part of the Developed Material, and each person whose performance is recorded in the Developed Material, to the extent permitted by law, irrevocably waives any moral rights (as defined in the Copyright Act 1968 (Cth)) they have in the copyright work or other subject matter comprised in the Developed Material and consents to Telstra doing or failing to do any act in relation to those works that may, except for this clause, infringe their moral rights (as defined in the Copyright Act 1968 (Cth)) in the works including without limitation:

(a)	exercising any of the rights in the works without identifying them;

(b)	editing or otherwise materially altering the works; and

(c)	using the works as contemplated under this Agreement.

12.20	The Supplier warrants that it will use its reasonable endeavours to ensure that each person involved in creating all or any part of the Supplied Content, and each person whose performance is recorded in the Supplied Content, to the extent permitted by law, irrevocably waives any moral rights (as defined in the Copyright Act 1968 (Cth)) they have in the copyright work or other subject matter comprised in the Developed Material and consents to Telstra doing or failing to do any act in relation to those works that may, except for this clause, infringe their moral rights (as defined in the Copyright Act 1968 (Cth)) in the works including without limitation:

(a)	exercising any of the rights in the works without identifying them;

(b)	editing or otherwise materially altering the works; and

(c)	using the works as contemplated under this Agreement.

Third party licences and consents

12.21	The Supplier:

(a)	must obtain or procure, at its own cost; and

(b)	warrants that, as at the Commencement Date, it has,

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all licences and consents from third parties (including authors and collecting societies), except those licences and consents which relate to any restrictions notified by the Supplier to Telstra pursuant to clause 12.17(b)(i), and other than as set out in clauses 12.22 and 12.23, to enable Telstra and its subcontractors to do all things contemplated by this Agreement and provide the Provided Material and Supplied Content to customers without infringing any laws of the rights (including Intellectual Property Rights or moral rights) of any person.

12.22	Telstra acknowledges that it will obtain or procure, at its own cost, all licences and consents from third parties (including authors and collecting societies), to enable Telstra to provide the Telstra Material to customers without infringing any laws of the rights (including Intellectual Property Rights or moral rights) of any person.

12.23	Subject to the Supplier providing Telstra all information about Supplied Content reasonably required by Telstra, and unless otherwise provided for in an SOW or Work Schedule, Telstra must obtain any relevant music licences required by APRA or AMCOS that are necessary for Telstra to communicate the Supplied Content and the Telstra Material to the public.

12.24	The Supplier is responsible for satisfying regulatory requirements (such as film classification) in relation to the Supplied Content and must communicate this information to Telstra prior to delivery of the Supplied Content to Telstra.

12.25	The Supplier must ensure that the Supplied Content does not use the image, likeness or name of any person, or any property of any person, unless it has ensured that the person or the property owner has given their consent to such use in the Supplied Content and the use of the Supplied Content by Telstra.

Infringement Claim

12.26	The Supplier is not aware of any claim, actual or threatened, in relation to the Supplied Content or Provided Materials (including a claim that the content infringes a person’s Intellectual Property Rights) and has no grounds to suspect that such a claim will or might be made.

12.27	In the event of an Infringement Claim, the Supplier must:

(a)	unless otherwise notified by Telstra, conduct the defence of any Infringement Claim;

(b)	as soon as reasonably practicable, consult with Telstra about the Infringement Claim; and

(c)	not agree to any settlement of an Infringement Claim without Telstra’s consent.

12.28	If reasonably requested by the Supplier, Telstra must co-operate, at the Supplier’s cost, in the Supplier’s conduct of the defence of an Infringement Claim. Telstra may, at the Supplier’s cost, conduct the defence of an Infringement Claim if the Supplier does not use its reasonable endeavours to comply with its obligations under clause 12.26.

12.29	Without limiting Telstra’s other rights or remedies under this Agreement or otherwise, if an Infringement Claim occurs, Telstra may;

(a)	require the Supplier promptly and at the Supplier’s cost to:

(i)	procure for Telstra and its sub-licensees the right to continue to use any material that is the subject of the claim (Infringing Material);

(ii)	modify the Infringing Material in a manner acceptable to Telstra to circumvent the Infringement Claim; or

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(iii)	replace the Infringing Material with other content or material acceptable to Telstra; or

(b)	terminate this Agreement on 10 days’ written notice to the Supplier.

13	Confidentiality and Privacy

Obligation of Confidentiality

13.1	The parties acknowledge and agree that each of them must:

(a)	take all action reasonably necessary to maintain the confidentiality of the other party’s Confidential Information;

(b)	not disclose the other party’s Confidential Information to any person except as permitted under clause 13.2;

(c)	only use or reproduce the other party’s Confidential Information for the purposes of this Agreement or an SOW;

(d)	not make, assist or permit any person (including its Representatives) to make any unauthorised use, disclosure or reproduction of the other party’s Confidential Information (and take all reasonable steps to avoid such disclosure or reproduction);

(e)	take all steps reasonably necessary to secure the other party’s Confidential Information against theft, loss or unauthorised disclosure; and

(f)	must take reasonable steps to enforce the confidentiality obligations imposed or required to be imposed by this Agreement including, diligently prosecuting at its cost, any breach or threatened breach of such confidentiality obligations by a person to whom it has disclosed Confidential Information of the other party.

Permitted disclosures

13.2	A party (Recipient) may disclose Confidential Information of the other party:

(a)	to a Representative of the Recipient who needs to know the Confidential Information for the purposes of this Agreement and subject to the Recipient taking reasonable steps to ensure that any such Representative is fully aware of the confidential nature of the Confidential Information before the disclosure is made;

(b)	which is required to be disclosed by law or the listing rules of any stock exchange, provided that the Recipient has:

(i)	given the other party prior notice where practicable; and

(ii)	provided all assistance and co-operation which the other party reasonably considers necessary for that purpose; or

(c)	in respect of which the other party has given its consent to disclosure.

Return of Confidential Information

13.3

Each party agrees at the request of the other party, to return within a reasonable time any Confidential Information of the other party in all documents and other materials in any medium in the possession or under the power or control of the party or any of its Representatives when the documents and other

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materials are no longer required for the purposes of performing its obligations or exercising its rights under this Agreement.

Privacy Laws

13.4	Each party must comply with all Privacy Laws in relation to the Personal Information, whether or not the party is an organisation bound by the Privacy Act.

Small business operators

13.5	If the Supplier is a small business operator under the Privacy Act, then the Supplier agrees to choose to be treated as an organisation bound by the Privacy Act in accordance with Section 6EA of the Privacy Act during the term of this Agreement.

Use and disclosure of Personal Information

13.6	Each party acknowledges that Personal Information is also Confidential Information and is subject to the confidentiality obligations in this clause 13.

Compliance

13.7	The Supplier must:

(a)	collect, store, use, disclose or otherwise deal with the Personal Information as directed by Telstra, except to the extent that compliance with the direction would cause the Supplier to breach a Privacy Law;

(b)	ensure that it does not, by its acts or omissions, cause Telstra to be in breach of Privacy Laws; and

(c)	provide all assistance required by Telstra to assist Telstra in complying with its obligations under any Privacy Law.

Transborder data flows

13.8	The Supplier must not transfer or disclose Personal Information to a person (including itself) outside of Australia without Telstra’s prior written consent.

Survival of obligations

13.9	The obligation of confidentiality and privacy on the part of the Supplier is a continuing obligation separate and independent from other obligations of the Supplier and survives the expiration or termination of this Agreement.

14	Warranties

Telstra warranties

14.1	Telstra represents and warrants that on each day of the Term:

(a)	it has full corporate power and authority to enter into, perform and observe its obligations under this Agreement, and that its execution, delivery and performance of this Agreement has been duly and validly authorised by all necessary corporate action; and

(b)	its obligations under this Agreement are valid, binding and enforceable.

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Supplier warranties

14.2	The Supplier represents and warrants that on each day of the Term:

(a)	it has full corporate power and authority to enter into, perform and observe its obligations under this Agreement, and that its execution, delivery and performance of this Agreement has been duly and validly authorised by all necessary corporate action;

(b)	its obligations under this Agreement are valid, binding and enforceable;

(c)	it has the right and power to grant to Telstra the licences and assignments granted under this Agreement and the grant to and exercise by Telstra of those licences and assignments will not breach any law or infringe the rights (including Intellectual Property Rights) whether under statute, common law or otherwise of any person;

(d)	it has obtained all consents, licences, approvals, permits, registrations, authorities, insurances and exemptions required under any State, Territory or Commonwealth legislation or regulation to carry out any Services under this Agreement;

(e)	all work performed by Supplier and the Personnel under this Agreement will be performed with due care and skill and to a standard which is equal to or better than that which a well experienced person in the industry would expect to be provided by an organisation of the size and experience of Supplier;

(f)	the Services will not, and will not create content that would:

(i)	prejudice or compromise the reputation of Telstra; or

(ii)	be misleading, defamatory or otherwise illegal;

(g)	all Services supplied and all Deliverables provided, including all components thereof, under this Agreement will:

(i)	be free from defects in design, material and workmanship;

(ii)	be in conformity with any specifications and requirements referred to in the relevant SOW or Work Schedule; and

(iii)	be fit for the purpose communicated by Telstra and fit for any purpose for which they are commonly acquired;

(h)	it will use reasonable endeavours (which must at least comply with accepted information technology industry standards) to ensure that it will not code or introduce any computer program virus or other destructive code or device into any part of Telstra’s information technology systems or telecommunications networks;

(i)	it has the expertise, experience and resources required to perform its obligations under this Agreement; and

(j)	all Personnel will be appropriately trained and experienced.

14.3	If the Supplier is in breach of clause 14.2, Telstra may, by written notice to the Supplier:

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(a)	require the Supplier, promptly to correct or replace (at the Supplier’s expense) the defective elements of the Services and Deliverables until the Services and Deliverables comply with the representations and warranties in that clause; or

(b)	if the Supplier is unable or unwilling to comply with the requirement above, by written notice to the Supplier, terminate this Agreement with effect from the date that specified in the notice.

15	Indemnity and Liability

Indemnity

15.1	Without limiting Telstra’s rights under any other provision of this Agreement or at common law, the Supplier shall be liable for and in respect of, and indemnifies Telstra (including its officers, servants, employees or agents) against any liability, loss, damage, cost or reasonable expense (including, but not limited to reasonable legal costs and defence or settlement costs) which is incurred or suffered by any of them arising out of or in connection with:

(a)	any unlawful or negligent act or omission of the Supplier or its employees, agents or subcontractors;

(b)	any injury to, or death of any person, or any loss of or damage to Telstra’s or a third party’s tangible property, real or personal, to the extent that it was caused or contributed to by the Supplier or its Personnel;

(c)	a breach of any of clauses 12.21 to 12.25, clause 14.2(c) or clause 14.2(d); and

(d)	an Infringement Claim,

but the indemnity shall be reduced proportionately to the extent that any liability, loss, damage, cost or expense is caused by the negligence of Telstra or its officers, employees or agents, save to the extent that they have been caused by the failure of the Supplier to fulfil its obligations under this Agreement.

15.2	It is not necessary for Telstra to incur expense or make a payment before enforcing a right of indemnity conferred by this clause 15.1.

Consequential loss

15.3	Subject to clauses 15.4 and 15.5 and without prejudice to any liquidated damages provisions stipulated for delay, non-performance or otherwise, neither party is liable to the other under this Agreement, law of tort (including negligence), statute, in equity or otherwise for any kind of indirect or consequential loss or damage arising out of or in connection with this Agreement, even if a party has advised the other party of the possibility of such loss.

15.4	However, nothing in clause 15.3 will preclude the recovery by a party against the other of all loss or damage which may fairly and reasonably be considered to arise naturally in the usual course of things from the breach or other act or omission giving rise to the relevant liability (including, without limitation, loss of profits, revenue, goodwill, anticipated savings, opportunity or loss or corruption of data).

Exclusions from limitation of liability

15.5	The limitations of liability in clauses 15.3 and 15.6 or any other limitation of liability as specified in a Work Schedule or SOW does not apply:

(a)	to the indemnities in clauses 15.1(b), 15.1(c) or 15.1(d);

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(b)	to any Infringement Claim; and

(c)	where the party making a claim is a consumer as defined under the Competition and Consumer Act 2010 (Cth) and such claim is made under that Act.

Limitation of liability

15.6	Subject to this clause 15, the Supplier’s total liability to Telstra in respect of all claims arising from or in relation to any SOW, Work Schedule or this Agreement, including any Services supplied by the Supplier to Telstra under the terms of any SOW, Work Schedule or this Agreement shall be limited to a maximum aggregate sum equal to two times the amount of Fees paid or payable by Telstra to the Supplier under the terms of the relevant SOW, Work Schedule or this Agreement.

16	Insurance

16.1	During the Term and, in the case of professional indemnity insurance, for 7 years after the Term, the Supplier must take out, keep current and produce to Telstra on request, evidence of:

(a)	professional indemnity insurance of at least $5 million per claim and in the aggregate; and

(b)	products liability insurance of at least $10 million per claim;

(c)	workers’ compensation insurance as required by law in respect of all employees and contractors engaged by Widevine to perform services under this agreement,

16.2	Having made due enquiries, the Supplier declares that to the best of its knowledge and belief, it is not aware of any fact which would prevent its insurance sustaining a claim being made in the context of the provision of the Services including any non-compliance with conditions precedent to the operation of that insurance.

17	Step-In Rights

17.1	If the Supplier fails to perform a material obligation strictly in accordance with the terms of this Agreement and fails to rectify that failure within 5 Business Days of being required by written notice from Telstra to do so, then Telstra may, either by itself or through a third party, perform that obligation.

17.2	If Telstra;

(a)	has not yet paid the Supplier in relation to the obligation that the Supplier has failed to perform, then the costs, expenses, losses and damages incurred by Telstra in performing that obligation will be a debt due from the Supplier to Telstra; and

(b)	has already paid the Supplier in relation to the obligation that the Supplier has failed to perform, then any costs, expenses, losses and damages in excess of the proportion of the payment applicable to the obligation, incurred by Telstra in performing that obligation will be a debt due from the Supplier to Telstra.

17.3	Telstra will set off any debt from the Supplier arising under this clause or make appropriate adjustments to the Supplier’s invoice for the subsequent month.

17.4	This clause 17 does not limit any other remedy which Telstra may have against the Supplier for any breach of this Agreement.

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18	Termination

Termination without cause

18.1	Telstra may terminate any Work Schedule or SOW or this Agreement at any time and for any reason on six months’ written notice to the Supplier. Telstra will honour invoices for Services rendered prior to the effective date of termination, but it will have no further liability to the Supplier. The Supplier will continue to perform its obligations under any SOW or Work Schedule existing at the date of the termination unless Telstra has also terminated the SOW or Work Schedule under this clause 18.1.

Termination for Supplier’s default

18.2	Telstra may, without prejudice to any other rights and remedies it may have under this Agreement or at law, immediately terminate any SOW, Work Schedule or this Agreement in whole or in part by notice in writing to the Supplier, if:

(a)	the Supplier is in breach of any of its material obligations under any SOW, Work Schedule or this Agreement, and if the breach is capable of remedy, the Supplier has failed to rectify that breach within 15 Business Days after receipt of written notice from Telstra or any further time allowed by Telstra;

(b)	the Supplier is in breach of any of its material obligations under any SOW, Work Schedule or this Agreement and the breach is not capable of remedy;

(c)	in accordance with clause 5.7, a Deliverable fails to meet the Acceptance Requirements after being re-submitted by the Supplier to Telstra for acceptance testing;

(d)	an Insolvency Event occurs in respect of the Supplier;

(e)	a material change in ownership or control of the Supplier occurs which in the reasonable opinion of Telstra:

(i)	adversely affects Telstra’s rights;

(ii)	adversely affects the Supplier’s ability to perform its obligations under any SOW or Work Schedule or this Agreement; or

(iii)	is otherwise contrary to Telstra’s interests; or

(f)	the Supplier fails to achieve a significant Service Level or there is a pattern of Service Level failures which the Supplier fails to remediate in accordance with clause 4.4.

Termination for Telstra’s default

18.3	The Supplier may, without prejudice to any other rights and remedies it may have under this Agreement or at law, immediately terminate any SOW, Work Schedule or this Agreement in whole or in part by notice in writing to Telstra, if:

(a)	Telstra is in breach of any of its material obligations under that SOW, Work Schedule or this Agreement, and if the breach is capable of remedy, Telstra has failed to rectify that breach within 15 Business Days after receipt of written notice from the Supplier or any further time allowed by the Supplier; or

(b)	Telstra is in breach of any of its material obligations under that SOW, Work Schedule or this Agreement and the breach is not capable of remedy.

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Termination rights under a SOW or Work Schedule

18.4	A SOW or Work Schedule may also be terminated in accordance with any termination rights that might be specified in the relevant SOW or Work Schedule (as applicable). Termination of a SOW or Work Schedule does not affect the remainder of this Agreement.

19	Disengagement and Consequences of Termination

Application

19.1	Clause 19 applies whenever Services are to be terminated. This includes:

(a)	6 months before the end of the Term; or

(b)	if Services are terminated before that date, the date on which Telstra issues a termination notice in respect of this Agreement, a Work Schedule or SOW.

Objectives

19.2	The purpose of Disengagement is to:

(a)	enable Telstra or its nominee to perform the Disengaged Services from the end of the Disengagement Period; and

(b)	eliminate or minimise any disruption to the Services (including the Disengaged Services) as a result of the transition of the Disengaged Services from the Supplier to Telstra or its nominee.

Requirements for Disengagement

19.3	The Supplier must ensure that as part of Disengagement:

(a)	Telstra’s right to use the Materials, equipment and parts provided by the Supplier to Telstra under this Agreement and the Supplier Materials continues following Disengagement at no cost to Telstra (other than agreed maintenance and support fees);

(b)	it makes available to Telstra all of its Personnel and provides all resources necessary to perform Disengagement;

(c)	there is no degradation of Service Levels or quality of service during Disengagement (including those set out in clauses 3.1 and 4.8); and

(d)	there is no interruption to the Services during Disengagement.

Implementation of Disengagement

19.4	The Supplier must ensure that, at all times during the Term, on 30 days’ notice it is able to deploy all necessary resources to complete Disengagement.

19.5	If clause 19 applies, the Supplier must unless directed otherwise by Telstra:

(a)	do all things necessary to effect Disengagement;

(b)	at the Supplier’s expense, deliver to Telstra or a third party nominated by Telstra, all Materials, the Telstra Websites, Telstra Mobile Sites and all Deliverables under a Statement of Work which are owned by Telstra; and

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(c)	ensure that all permitted subcontractors comply with this clause 19.

19.6	The Supplier acknowledges all Service Levels and Telstra’s Service Level Rights apply during Disengagement.

19.7	The fees payable for Disengagement will be the same as, or calculated in the same manner as, the fees in effect immediately prior to the termination or expiry of this Agreement.

Disengagement Period

19.8	The Supplier must use its best efforts to ensure that the Disengagement Period ends on the intended date of termination for the Disengaged Services, which will either be:

(a)	the end of the Term; or

(b)	the date specified by Telstra in a termination notice.

Offer on Telstra termination or Disengagement

19.9	If requested to do so by Telstra at any time during or prior to the Disengagement Period, the Supplier must enter into negotiations with Telstra in good faith for a period of no less than 1 month as to the terms on which Telstra may acquire (in whole or in part) from the Supplier the equipment and third party agreements (free from all encumbrances or interests in favour of any third party) necessary or desirable (in Telstra’s opinion) for the provision of the Services after the expiry or termination of this Agreement.

19.10	If the parties are unable to reach agreement under clause 19.9 within that timeframe or such longer period as the parties may agree in writing, the negotiations will come to an end and the Supplier must either (at Telstra’s written election):

(a)	acting in good faith and on commercially reasonable terms, provide full and fair access to Telstra to any equipment used by the Supplier solely or predominantly for the purposes of providing the Services for such period as is agreed by the parties at that time, or failing agreement 2 months; or

(b)	enter into one or more written agreements with Telstra on such terms as Telstra may reasonably require to effect, in whole or in part:

(i)	in relation to the equipment, the purchase by Telstra of the equipment at the lesser of market value and the net book value; and

(ii)	in relation to third party agreements, the acquisition of appropriate rights by Telstra (whether by transfer, assignment or novation) at Telstra’s expense.

19.11	Within 10 days of receiving a notice under 19.9, the Supplier must give written notice to Telstra setting out whether the Supplier will grant Telstra the option referred to in clause 19.9.

19.12	Except to the extent agreed otherwise by Telstra, resources and third party agreements the subject of any option exercised by Telstra under clause 19.9 must be transferred or otherwise dealt with free from all encumbrances or interests in favour of any third party.

19.13	If the Supplier does not agree to provide Telstra the option referred to in clause 19.9, the Supplier shall, on reasonable terms, provide access to Telstra to any equipment used by the Supplier solely for the purposes of providing the Services.

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Third party services

19.14	The Supplier will make available to Telstra or its nominee after the Disengagement Period any third party services then being utilised by the Supplier in the performance of the Services. For the avoidance of doubt, if Telstra elects to use any third party services made available to Telstra by the Supplier pursuant to this clause 19.14, Telstra shall be solely liable for any costs, fees or other liabilities arising in respect of the use of those services by Telstra.

Training

19.15	The Supplier must provide information (including training documents, manuals and all other training materials) and training to all Telstra personnel or the personnel of Telstra’s nominee, as directed by Telstra, to enable Telstra or its nominee to provide the Disengaged Services after the end of the Disengagement Period with minimum disruption and to achieve the Service Levels.

Assistance to third parties

19.16	If Telstra appoints a third party to assume its role in relation to any or all of the Disengagement, the Supplier must provide Disengagement assistance to that third party.

Further tenders

19.17	On request by Telstra, the Supplier must provide reasonable assistance and cooperation with Telstra in any tender process conducted for the provision of all or part of the Disengaged Services by a person other than Supplier (“New Tender”).

19.18	In particular, as requested by Telstra, the Supplier must provide or reasonably assist in developing:

(a)	performance histories;

(b)	staffing levels and profiles;

(c)	inventories of the Developed Material, Deliverables, Supplier Materials and Supplied Content; and

(d)	information concerning the Disengaged Services and compliance with the Service Levels and associated data.

The Supplier must not interfere to Telstra’s detriment in any New Tender.

19.19	Clause 19 survives expiry or termination of this Agreement.

Consequences of termination

19.20	If Telstra terminates any SOW, Work Schedule or this Agreement then, without limiting any other rights, Telstra:

(a)	will not be required to make any payment in respect of Services not yet supplied on the effective date of termination;

(b)	may recover from the Supplier all money paid for any Service, or part of any Service, not yet supplied;

(c)	without limiting Telstra’s rights under clause 24.9, may apply (without notice) any amount due from Telstra to the Supplier under this Agreement, any SOW or Work Schedule or any other agreement between the parties, towards satisfaction of:

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(i)	any damages, costs and expenses recoverable by Telstra from the Supplier in consequence of the Supplier’s breach of this Agreement or any Work Schedule or SOW; and

(ii)	any amounts payable by the Supplier to Telstra under this Agreement, any Work Schedule or SOW, or any other agreement between Telstra and the Supplier,

and the Supplier authorises Telstra to do anything (including to execute documents) that is required for that purpose.

19.21	After exercising its rights under 19.20, Telstra will pay the net amount outstanding to the Supplier.

19.22	If the Supplier terminates any SOW, Work Schedule or this Agreement pursuant to clause 18.3, then without limiting any other rights, the Supplier:

(a)	subject to the relevant terms of the SOW, Work Schedule or this Agreement, will not be required to provide those Services which the Supplier has not yet supplied to Telstra on the effective date of termination; and

(b)	may recover from Telstra any outstanding monies which Telstra is required to pay to the Supplier, in respect of Services supplied to Telstra by the Supplier as at the effective date of termination, under the relevant terms of the SOW, Work Schedule or this Agreement.

Obligations upon expiry or termination

19.23	On expiry or termination of this Agreement under clause 18 the Supplier must immediately deliver to Telstra all documentation, Deliverables and Developed Materials which are owned by Telstra.

Preservation of rights

19.24	Expiry or termination of this Agreement for any reason does not affect any rights of either party against the other which arose prior to the time at which such termination or expiry occurred, or which otherwise relate to or which may arise at any future time for any breach or non-observance of obligations under this Agreement occurring prior to the termination or expiry.

20	Force Majeure

20.1	A party is not liable for not performing an obligation in whole or in part, or for not performing it on time (except an obligation to pay money), because of an event beyond that party’s reasonable control (Force Majeure Event) if it complies with clause 20.2.

20.2	If a Force Majeure Event occurs, the non-performing party must:

(a)	promptly give the other party notice of the event and an estimate of the non-performance and delay;

(b)	take all reasonable steps to overcome the effects of the event (but this does not require the settlement of industrial disputes or other claims on unreasonable terms); and

(c)	resume compliance as soon as practicable after the event no longer affects either party.

20.3	If a Force Majeure Event occurs and continues for more than 10 days, either party may terminate this Agreement.

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21	Use of Telstra Branding

The Supplier must not:

(a)	make any press release, announcement or other public notification in relation to this Agreement; or

(b)	use or reproduce any Telstra branding or trade mark,

without obtaining Telstra’s prior written consent.

22	Notices

22.1	All notices and consents (other than email notices sent by email) must be in writing signed by the sender’s contact person, marked to the attention of the recipient’s contact person and sent to the addresses or fax numbers for notices specified on the front page of this Agreement or as otherwise notified.

22.2	A notice sent by email:

(a)	must be sent to the email address of the recipient’s contact person specified on the front page of this Agreement or as otherwise notified; and

(b)	must state the name and title of the sender’s contact person.

22.3	The following notices must not be sent by email:

(a)	a notice of breach given under clause 18.2(a) of this Agreement; or

(b)	a notice terminating this Agreement given under clause 18 of this Agreement.

22.4	Notices sent:

(a)	by hand are taken to be received when delivered;

(b)	by post to an address in Australia are taken to be received by the third Business Day after posting;

(c)	by post to an address outside Australia are taken to be received by the seventh Business Day after posting; or

(d)	by fax are taken to be received when the sender’s fax machine issues a successful transmission report.

(e)	by email are taken to be received on the earlier of:

(i)	the time that the sender receives an automated message that the email was delivered; and

(ii)	6 hours after being sent unless:

(A)	the sender receives an automated message that the email was undeliverable or that the recipient is out of office; or

(B)	the sender knows or reasonably should know that there is a network failure and accordingly knows or suspects that the email was not delivered,

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in which cases the email is taken not to be delivered and the sender should resend the notice by hand, post or fax.

23	Assignment

23.1	The Supplier must not, without Telstra’s prior written approval (which may not be unreasonably withheld but which may be given subject to reasonable conditions), assign this Agreement, any Work Schedule or SOW or any payment or any other right, benefit or interest under them to another person.

23.2	Telstra may assign or novate any of its rights or obligations under this Agreement, any Work Schedule or SOW or any payment or any other right, benefit or interest under them to another person without the consent of the Supplier. The Supplier must execute any document required by Telstra to give effect to such assignment or novation.

24	General

No subcontracting without Telstra consent

24.1	The Supplier must not subcontract any of its obligations under this Agreement, including the provision of the Services or the Personnel, without Telstra’s prior consent, which consent may be given subject to whatever conditions Telstra in its absolute discretion thinks appropriate. This clause 24.1 does not prevent the Supplier from engaging individuals to provide contract labour to it.

24.2	Where Telstra has consented to the engagement of a subcontractor under clause 24.1, the Supplier must:

(a)	comply with, and engage the subcontractor subject to, any conditions given by Telstra under clause 24.1; and

(b)	engage the subcontractor on terms and conditions that are substantially similar to the provisions of this Agreement, except to the extent agreed in writing by the Telstra Liaison.

Supplier remains responsible

24.3	The Supplier remains fully responsible for the performance of all work in accordance with this Agreement notwithstanding the engagement of a subcontractor.

Severability

24.4	If any clause or part of any clause is held by a court to be invalid or unenforceable, that clause or part of a clause is to be regarded as having been deleted from this Agreement and this Agreement otherwise remains in full force and effect.

Amendment

24.5	A provision of, or a right under, this Agreement or any Work Schedule or SOW may not be varied except in writing executed by the parties.

Waiver of conditions

24.6	A right created by this Agreement may only be waived in writing by the party giving the waiver and the failure to exercise or any delay in exercising a right or remedy provided by this Agreement or by law does not waive the right or remedy.

24.7	A waiver of a breach of this Agreement does not waive any other breach.

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Rights cumulative

24.8	The rights, powers, and remedies provided in this Agreement or any Work Schedule SOW are cumulative with and not exclusive of any right, power, or remedy provided by law.

Set-off

24.9	Telstra may, at its discretion, set off or apply any amounts payable by it to the Supplier under this Agreement towards satisfaction of any amount payable by the Supplier to it under this Agreement after giving the Supplier reasonable prior written notice of its intention to do this, and details of the amounts payable by the Supplier.

Costs and expenses

24.10	Damages incurred, and liability suffered, by a party covered by indemnification by another party under this Agreement or any Work Schedule or SOW shall include all related costs and other expenses (including reasonable legal fees and expenses).

24.11	Each party must pay its own costs and expenses in relation to the negotiation, preparation, execution, delivery, stamping, registration, completion, variation and discharge of this Agreement and any SOW.

Entire agreement

24.12	This Agreement constitutes the entire agreement between the parties about its subject matter and supersedes any previous understanding, agreement, representation or warranty relating to that subject matter.

Governing law

24.13	This Agreement and any SOW will be interpreted under and governed by the laws of the State of New South Wales.

24.14	Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New South Wales.

Joint and several liability

24.15	Where two or more persons comprise the Supplier, the covenants and agreements on the part of the Supplier will bind and be observed and performed by them jointly and each of them severally.

Survival

24.16	The following clauses in this Agreement impose continuing rights and obligations on the relevant parties and survive termination or expiry of this Agreement: clauses 11, 13, 14, 15, 16, 17, 21 and this clause 24.16.

Environmental Compliance

24.17	The Supplier must act:

(a)	consistently with all environmental laws and Telstra’s environmental initiatives which are in any way applicable to the performance or non-performance of the Supplier’s obligations under this Agreement; and

(b)	in such a way as not to damage, interrupt or otherwise interfere with all applicable environmental laws and Telstra’s environmental initiatives.

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Telecommunications Services

24.18	During the Term, Telstra will:

(a)	be the preferred telecommunications supplier to the Supplier and the Supplier will use its best endeavours to acquire its Telecommunications Services from Telstra; and

(b)	Telstra will supply Telecommunications Services to the Supplier on Telstra’s standard terms and conditions or on such other terms as agreed between the parties.

25	Interpretation

Interpretation

25.1	In this Agreement, headings are only for convenience and do not affect interpretation and, unless the context requires otherwise:

(a)	words in the singular include the plural and the plural include the singular;

(b)	words of one gender include any gender;

(c)	an expression indicating a person includes an individual, a company, partnership, joint venture, association, corporation or other body corporate;

(d)	a reference to a party to this Agreement includes that party’s successors and permitted assigns;

(e)	a reference to a clause, party or schedule, is a reference to a clause of, and a party and schedule to, this Agreement and a reference to this Agreement includes any schedule or annexure;

(f)	a reference to legislation includes any amendment to that legislation, any consolidation or replacement of it, and any subordinate legislation made under it;

(g)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document; and

(h)	no rule of construction applies to the disadvantage of a party merely because that party was responsible for the preparation of this Agreement or any part of it; and

(i)	unless otherwise specified “$” and “A$” means the lawful currency of Australia.

Business Day

25.2	Where the day on or by which something must be done is not a Business Day, that thing must be done on or by the next Business Day.

Inconsistency between documents

25.3	Unless the contrary intention is expressed, if there is an inconsistency between any of one or more of:

(a)	clause 1 to 26 of this document;

(b)	any Schedule; and

(c)	any SOW,

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the order of precedence between them will be the order listed above, this Agreement having the highest level of precedence, unless the Telstra Contact Person agrees in writing to change the order of precedence.

26	Definitions

26.1	In this Agreement unless otherwise indicated:

Acceptance Confirmation means a written confirmation issued by the relevant Telstra Liaison, that Telstra is satisfied that the Deliverable meet the Acceptance Requirements.

Acceptance Requirements means, in respect of a Deliverable, the requirements for acceptance of the Deliverable as specified in a relevant Work Schedule or SOW.

ACMA means the Australian Communications Media Authority or its replacement.

Agreement means this Agreement, including any SOW, Work Schedule or Attachment.

Applicable Laws means all laws, regulations, determinations and industry codes which are applicable to the Supplier’s obligations under this Agreement, including the Mobile Premium Services Code 2009, the IIA Code and the Broadcasting Services Act.

Availability Date means the availability date for the Supplied Content set out in the relevant SOW or Work Schedule.

Broadcasting Services Act means the Broadcasting Services Act 1992 (Cth) as amended or replaced from time to time.

Business Day means any day excluding a:

(a)	Saturday;

(b)	Sunday;

(c)	public holiday in the State or Territory in which the Services or part of the services are undertaken; or

(d)	Commonwealth public holiday or a day designated by Telstra for this purpose.

Commencement Date means the date in on the front cover of this Agreement.

Confidential Information of a party means:

(a)	the terms of this Agreement; and

(b)	all information, know-how, ideas, concepts, technology, manufacturing processes, industrial, marketing and commercial knowledge of a confidential nature (whether in tangible or intangible form) relating to or developed in connection with or in support of the business of the party which is disclosed, communicated or delivered to, learnt by, or which otherwise comes to the knowledge of or into the possession of the other party under or in connection with this Agreement or any SOW, but does not include:

(c)	information which is or becomes generally available in the public domain (other than through any breach of confidence);

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(d)	information rightfully received by the other party from a third person who is under no obligation of confidentiality in relation to the information and who has not obtained that information either directly or indirectly as a result of a breach of any duty of confidence owed to the first party; or

(e)	information which has been independently developed by the other party.

To avoid doubt, information developed by the Supplier specifically for Telstra under or in connection with this Agreement or any SOW is Confidential Information of Telstra and not of the Supplier.

Deliverable means an item (including, without limitation, any software or hardware) required to be provided to Telstra, or a task to be completed for Telstra, by the Supplier under any Work Schedule or SOW (including an item which is provided pursuant to “business as usual” activities).

Delivery Date means the delivery date for the Supplied Content set out in the relevant SOW or Work Schedule.

Developed Material means all Material in any form (whether visible or not) brought or required to be brought into existence by or on behalf of the Supplier under the relevant SOW or Work Schedule, the product or results produced, concepts developed, or work done, by the Supplier in the provision of Services to Telstra including, but not limited to, computer programs and products, documents, reports, equipment, information and data of any kind stored by any means.

Disengagement means the transfer of management, Developed Material, Supplier Material, the Deliverables, Supplied Content, equipment, parts and materials, all materials which are a work-in-progress (including documents, files and plans), any modified, adapted or derivative Telstra Material, third party agreements and Personnel from the Supplier to Telstra (or a third party designated by Telstra) as set out in clause 19.

Disengagement Period means the period of time taken to complete Disengagement.

Disengaged Services means those Services disengaged in accordance with clause 19, whether they include all or part of the Services.

Expiry Date means the date three years after the Commencement Date.

Fee means the fee for the Services specified in the relevant SOW or Work Schedule.

Further Term means an extension of the Term under clause 1.2.

IIA Code means the Internet Industry Association’s Codes for Industry Co-Regulation in the Areas of Internet and Mobile Content, as amended and replaced from time to time.

Infringement Claim means any actual, threatened or potential claim, demand, proceeding, suit, objection or other challenge:

(a)	affecting the Supplier’s ownership of or right to license the Intellectual Property Rights in the Provided Material or Supplied Content; or

(b)	that the supply or other use of the Services, Provided Material or Supplied Content infringes or may infringe the Intellectual Property Rights of a third party.

Insolvency Event means the happening of any one or more of the following events:

(a)	an application is made to a court for an order, or an order is made, that a body corporate be wound up;

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(b)	an application is made to a court for an order appointing a liquidator or a provisional liquidator in respect of a body corporate, or a liquidator or provisional liquidator is appointed, whether or not under an order;

(c)	except to reconstruct or amalgamate while solvent, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

(d)	a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so (except to reconstruct or amalgamate while solvent) or is otherwise wound up or dissolved;

(e)	a body corporate is or states that it is insolvent;

(f)	as a result of the operation of section 459F(1) of the Corporations Act 2001 (Cth), a body corporate is taken to have failed to comply with a statutory demand;

(g)	a body corporate is or makes a statement from which it may be reasonably deduced by Telstra that the body corporate is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act 2001 (Cth);

(h)	a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate;

(i)	a person becomes an insolvent under administration as defined in section 9 of the Corporations Act 2001 (Cth) or action is taken which could result in that event; or

(j)	any act or event analogous or having a substantially similar effect to any of the events specified in paragraphs (a) to (i) inclusive of this definition.

Intellectual Property Rights includes all industrial and intellectual property rights, and includes any patents, registered designs, copyright (including future copyright), trade or service marks (whether registered or unregistered), trade secrets, know-how, rights in relation to circuit layouts, or other proprietary right, and applications for, and rights to apply for, registration of any of the foregoing.

Liaison means, in relation to an SOW or Work Schedule (as applicable) the person at each of Telstra and the Supplier designated as such from time to time, and is initially the person specified in the relevant SOW or Work Schedule (as applicable).

Material means material in whatever form, including without limitation documents, specifications, reports, products, equipment, information, data, graphic layouts, images and software but does not include the Supplied Content.

Milestone means a date, phase or Deliverable specified in the relevant SOW or Work Schedule.

Mobile Site means a site that is designed, formatted, rendered, adapted or transcoded or otherwise optimised for viewing or reception or other interaction via a mobile telephony enabled device include via mobile Internet, WAP and SMS and includes apps which fulfil substantially the same function.

Permitted Means are the means by which Telstra may communicate the Supplied Content to the public as specified in the relevant SOW or Work Schedule and which, in relation to a Telstra Website or Telstra Mobile Site include any app or alternative interface through which the same Supplied Content can be distributed.

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Personal Information has the meaning given in the Privacy Act.

Personnel means the Supplier’s officers, employees, agents or contractors.

Premises means the premises of Telstra or Telstra’s customers.

Privacy Act means the Privacy Act 1988 (Cth).

Privacy Laws means Telstra’s Privacy Policy, the Privacy Act, the Spam Act 2003 (Cth), the Do Not Call Register Act 2006 (Cth), the Telecommunications Act 1997 (Cth) and any other legislation, principles, industry codes and policies relating to the handling of Personal Information.

Prohibited Content means any content that is “Prohibited Content” or “Potential Prohibited Content” under the Broadcasting Services Act or “Prohibited Content”, “Potential Prohibited Content” or “Prohibited Mobile Content” under the IIA Code.

Promotional Materials means the materials that the Supplier will provide to Telstra to enable it to promote the Supplied Content, as set out in a SOW or Work Schedule.

Provided Material means any Supplier Material which Telstra is licensed to use pursuant to clause 12.2 and the Developed Material.

Quality Requirements means the quality requirements for the provision of the Supplied Content set out in the relevant SOW or Work Schedule.

Remedial Plan means the plan specifying the process to be followed by the Supplier to remedy a failure to perform to the standards of a Service Level and the timetable for remedy.

Representative means, in respect of a party, any person acting for or on behalf of the party and includes any director, officer, employee, agent, professional adviser, contractor or sub-contractor of the party.

Restricted Content means any content that is “Restricted Content” under the IIA Code or any content to which access must be restricted under the Broadcasting Services Act.

Service Levels mean service levels used for measuring the performance of the Supplier’s obligations under this Agreement, as set out in a Work Schedule or SOW (including in any attachment).

Service Level Reporting Requirements means the Service Level reporting requirements as set out in a Work Schedule or SOW (including in any attachment).

Service Level Rebates means rebates which may be claimed by Telstra, as set out in a Work Schedule or SOW, for failure by the Supplier to meet Service Levels (including in any attachment).

Service Level Rights means the rights that may be exercised by Telstra in relation to a Service Level specified in the relevant SOW or Work Schedule, including, without limitation, the right to claim Service Level Rebates and other remedies set out in the relevant SOW or Work Schedule (including in any attachment).

Services means the services to be provided to Telstra set out in a Work Schedule or the relevant SOW, including the provision of the Supplied Content and the Deliverables (as applicable).

Software means any Supplier Material or Developed Material which is capable of being executed by a computer (whether in source, script, or object code form) and any associated documentation necessary to understand or operate that material.

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Specification means the functional and technical specification of the Telstra Website(s) or Telstra Mobile Site(s) provided by Telstra to the Supplier (including before the Commencement Date).

Statement of Work or SOW means a document (substantially in the form set out in Schedule 1) that the parties sign for Telstra to order Services from the Supplier.

Supplied Content means the content which the Supplier is required to either create itself or obtain from a third party and provide via the Telstra Website(s) or Telstra Mobile Site(s) as set out in a SOW or Work Schedule.

Supplied Content Specifications means the specifications for the provision of the Supplied Content set out in the relevant SOW or Work Schedule.

Supplier Agent means any person who works on behalf of the Supplier in performance of this Agreement and:

(a)	interacts with Telstra’s customers or has access to their information;

(b)	enters the premises of Telstra or its customers for more than 5 days in any year; or

(c)	has access to assets of Telstra or its customers.

Supplier Material means any Material independently created by or on behalf of the Supplier other than for Telstra before the Commencement Date, and includes without limitation the Supplier’s background or underlying processes, methodologies and tool-kits.

Telecommunications Services means mobile, fixed line and internet access services.

Telstra Facilities means any of Telstra’s facilities, systems, equipment or premises required in order for Telstra to manage and operate the Telstra Website(s) and/or Telstra Mobile Site(s).

Telstra Material means all Material provided by or on behalf of Telstra to the Supplier for the purposes of this Agreement or any SOW or Work Schedule, and all adaptations, enhancements and derivative works of such Material.

Telstra Mobile Site(s) means the Mobile Site(s) specified in the relevant SOW or Work Schedule.

Telstra Policies means all policies and procedures relevant to the provision of the Services, including without limitation any specific policies incorporated into the relevant SOW or Work Schedule.

Telstra Products means the telecommunications products and services that Telstra provides to the Supplier from time to time in accordance with this agreement, including mobile telephone handsets or any other wireless devices.

Telstra Website(s) means the Internet site(s) specified in the relevant SOW or Work Schedule (including any version of that site specially formatted for viewing and interaction on specific devices).

Term means the period from the Commencement Date to:

(a)	the Expiry Date; or

(b)	the end date of any Further Term (if applicable), whichever is the later.

Territory means the Australia unless specified otherwise in an SOW or Work Schedule.

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Work Schedule means any schedule other than Schedule 1 or an SOW.

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Schedule 1 – Pro-forma Statement of Work	[GRAPHIC HERE]

STATEMENT OF WORK

[Please insert descriptive name of work]

SUPPLIER’S DETAILS

Name	Mirror Image Access (Australia) Pty Limited (Supplier)

ABN/ACN	35 094 069 726

Address for Notices	[please insert]

Supplier Liaison	[please insert]

Email Address	[please insert]

Fax Number	[please insert]

Phone Number	[please insert]

TELSTRA’S DETAILS

Name	Telstra Corporation Limited (ABN 33 051 775 556) (Telstra)

Address for Notices	[please insert]

Telstra Liason	[please insert]

Fax Number	[please insert]

Phone Number	[please insert]

START DATE	[please insert]

END DATE	[please insert] / [Same as Term Agreement]

Agreed by Supplier

Signed for Supplier by its authorised representative:

Signature	Date

Print Name	Position

Agreed by Telstra

Signed for Telstra by its authorised representative:

Signature	Date

Print Name	Position

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[Note: this SOW will need to be adapted for each piece of work to be done.]

Item No		Details

PART 1: AGREEMENT DETAILS

1	Recitals	This Statement of Work (SOW) is entered into in accordance with clause 2.3 of the Services Agreement between the parties dated [to be insert] (Agreement) and the parties acknowledge and agree that the terms and conditions of the Agreement apply to this SOW.

All clause references in this SOW are references to the Agreement.

Unless otherwise set out in this SOW, all defined terms have the meaning set out in the Agreement.

2	Term	This SOW commences on the Start Date and expires on the End Date, unless terminated earlier in accordance with the Agreement.

3	Notices	Where the Agreement or this SOW requires a notice be sent to the Telstra Liaison or the Supplier Liaison, the notice must be sent to the Liaison listed on the front cover of this SOW.

Where the Agreement or this SOW requires a notice to be sent to a Telstra Contact Person or the Supplier Contact, the notice must be sent to the contact person listed on the front cover of the Agreement.

4	Telstra Website(s) / Mobile Site(s) / Permitted Means	This SOW requires work to be carried out in relation to the following platforms:

a) [BigPond Music Mobile Site.]

b) [MobileFun Mobile Site.]

c) [MobileFun Website.]

d) [Caller Tones Website.]

e) [BigPond Games - Mobile Java Games Subscription Service.]

f) [Other].

(Together, the Platforms)

[Please add or delete the platforms that will be affected by work done under this SOW. Even if back-end systems are being changed, please list front-end systems benefited by the change.]

5	Key Personnel

PART 2: IT SERVICES		[DELETE THIS PART 2 IF NO DEVELOPMENT IS BEING DONE UNDER THIS SOW]

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1	Development Services	The Supplier must develop the following:

Functionality, which means changes to the way in which customer-facing or back end systems related to the Platform in item 5 of Part 1 of this SOW operate (including changes to the user experience).

Interface, which means changes to the user interface or elements of the user interface but not the functional operation of the user interface.

[Please delete as applicable if no functional / UI changes. If any other development, please describe.]

The Supplier must deliver the following Deliverables:

[Please list.]

The Supplier will:

(a) conduct the development above in accordance with the requirements notified by Telstra;

(b) upload the Deliverables to the Platform or other environment notified by Telstra (including any intermediary test or staging environment); and

(c) configure the Platform as directed by Telstra or, if Telstra does not provide directions, as necessary to interoperate with, and (where applicable) integrate the Deliverables,

(referred to as the Development Services) in accordance with the terms of the Agreement and this SOW.

2	Telstra Materials	As soon as practicable after the Start Date, or as otherwise agreed, Telstra will provide to the Supplier all:

(a) data;

(b) logos, designs, other graphics, text, audio, video and other materials; and

(c) any other Telstra Materials, that Telstra requires the Supplier to incorporate into the Deliverables. Specifically, Telstra will provide the following inputs:

(d) [please list any materials or services Telstra is to provide to the Supplier].

Telstra will give the Supplier accurate and complete information reasonably required by the Supplier about the specification of the Deliverables and the Platforms to enable the Supplier to perform its obligations under this Agreement.

The Supplier must comply with all guidelines and policies of

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Telstra in relation to the use of the Telstra Materials as notified by Telstra to the Supplier from time to time.

3	Milestones	The Supplier must perform the Development Services in accordance with the timeframes set out in the following table:

[Please insert checkpoints such as first deliverable, testing date, launch, and any intermediary milestones.]

		Milestone	Due Date

		[please insert]	[please insert]

		[please insert]	[please insert]

		[please insert]	[please insert]

4	Testing	The Supplier must test each Deliverable to verify that it complies with the Specifications and will be compatible and accessible by end users from the Platforms before delivering it to Telstra in accordance with the Milestones.

5	Acceptance requirements	The Development Services provided by the Supplier must meet the following Acceptance Requirements:

(a) complies with the W3C Web Content Accessibility Guidelines and equivalents from mobile sites as applicable.

(b) [Please insert Telstra’s requirements for acceptance of the Deliverable(s) required under this SOW or insert “N/A” if no testing will be done.].

6	Specification	The Supplier must develop the Deliverables and Platform so that they meet the following functional and technical specifications:

[Please describe the essential characteristics of the Deliverables and any Content. Consider imposing design parameters to ensure efficient operation of Deliverables (eg maximum page size of 50 KB so that page loading times are acceptable).]

7	Documentation	The Supplier must provide Telstra with the following documentation before Telstra’s acceptance of the Deliverables is final:

[Please insert types of manuals or other documentation for any content administration system, configuration interface or other associated tools and software which Telstra will need to operate– including documentation Telstra needs possession of in case it takes over administration from the Supplier.]

8	Hosting services	[Please delete the following and insert “N/A” if inapplicable.]

The Supplier must:

(a) upload, install and configure the Deliverables on its web

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server; (b) host the Deliverables in accordance with the Service Levels set out in this SOW; and

(c) provide Telstra and its subcontractors with access to that hosted Deliverable and the Platform for configuration, administration and change purposes.

The Supplier must ensure that its computer facilities have sufficient capacity to enable users to access the Platform and Deliverables in accordance with the requirements of this SOW.

9	Ongoing access	[Please delete the following and insert “N/A” if no hosting is being provided.]

The Supplier warrants that persons seeking access to the Deliverables and Platform over the Internet will have access to them in accordance with the requirements of this SOW.

Without limiting the foregoing, the Supplier shall ensure that any computer downtime attributable to upgrades or preventative or remedial maintenance activities shall not prevent access by such persons in accordance with the requirements of this SOW.

10	Maintenance services	The Supplier must provide the following maintenance services to Telstra to maintain each Deliverable and Platform (as applicable):

(a) prompt updating of content / functionality in accordance with Telstra’s directions.

(b) provision and installation of updates at its cost, as those updates are developed and tested by the Supplier and approved by Telstra.

(c) maintenance and updating of related hypertext (or other similar) links.

(d)    assurance that each remains compatible with software and protocols commonly used by persons in the Territory to access content and systems similar to, or replacing, the Deliverables and the Platform.

(e) assurance that any documentation that the Supplier must provide to Telstra remains current.

(f) provision of training in the use of all tools necessary to maintain and change the Platforms and Deliverables.

(g) [please insert any additional maintenance needed].

11	Support services	The Supplier must:

(a) provide support services to Telstra to support the Platform

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and Deliverables in accordance with this SOW; (b) pro-actively monitor the Platform and Deliverables to prevent defects; and (c) [please insert any additional support services needed].
12	Continual improvement

The Supplier must use its reasonable endeavours to continually improve the Services and the Service Levels.

The Supplier must also use its reasonable endeavours to identify:

(a)    possible improvements to the Platforms and Deliverables and processes involving the Platforms and Deliverables; and

(b)    possible costs savings to Telstra in relation to the design, development, operation and management of the Platforms and Deliverables.

13	Training

The Supplier must provide Telstra with the following specific training services:

[Please describe any training required for Telstra’s personnel or contractors to manage the Platforms and Deliverables.].

PART 3: CONTENT SERVICES		[DELETE THIS PART 3 IF NO CONTENT IS BEING PROVIDED UNDER THIS SOW]
1	Supplied Content	[Please insert detailed description of Supplied Content to be provided.]
2	Permitted Means

Streaming via the internet, including using streaming-like technologies and including to the T-Hub, T-Box and mobile internet devices.

Streaming via mobile networks, including using streaming-like technologies (including via DVB-H and including to tablet devices).

Downloading of the Content via the internet, including using internet protocols (IP) and including to the T-Hub and T-Box devices.

Downloading of the Content via mobile networks (including via DVB-H and including to tablet devices).

[Please delete inapplicable transmission methods]

3	Supplied Content Specifications

The Supplier must develop the Supplied Content so that it meets the following functional and technical specifications:

(a)    [Please describe the essential characteristics of the content including format specifications.]

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4	Milestones	The Supplier must provide the Supplied Content to Telstra in accordance with the following delivery timetable:
		Content	Delivery Date
		[please insert]	[please insert]
		[please insert]	[please insert]
Time is of the essence in relation to delivery.
5	Availability of Supplied Content	Telstra may make the Supplied Content available to its customers at any time after the applicable availability date until the Licence End Date:
		Content End Date	Availability Date	Licence
		[please insert]	[insert]	[insert]
		[please insert]	[insert]	[insert]
6	Quality of Supplied Content

The Supplier acknowledges that the Telstra provides high quality and compelling online and mobile content.

The Supplier must ensure that the Supplied Content:

(a)    is of a standard at least equivalent to current industry standards and practices for internet and mobile content and the criteria specified in the Supplied Content Specifications.

(b)    is fit for its intended purposes.

(c)    complies with all applicable laws;

(d)    complies with the IIA Code.

(e)    complies with the W3C Web Content Accessibility Guidelines and equivalents from mobile sites as applicable.

The Supplier must use reasonable endeavours to ensure that users of the Platforms obtain accurate and unbiased information regarding the information, goods or services available through the Platforms.

The Supplier must not include any Supplied Content on a Platform that refers or relates to Telstra without obtaining prior approval from Telstra.

7	Testing

The Supplier must test the Supplied Content to verify that it is accurately configured and formatted to be successfully uploaded to and accessible by end users from the Platforms before delivering it to Telstra in accordance with the Milestones.

Telstra may test the Supplied Content at any time. If those tests reveal that the Supplied Content has failed to satisfy the

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requirements of this SOW or the Agreement, Telstra may reject it or require the Supplier to promptly rectify that failure, at the Supplier’s cost, in accordance with Telstra’s directions. The Supplier must then test and deliver the Supplied Content in accordance with the procedure set out above.

8	Updating Supplied Content	The Supplier must provide updates to the Supplied Content at regular intervals and at least every [please insert minimum numbers of updates to be provided].

9	Termination

Telstra may immediately terminate this SOW or disable access by customers to any or all of the Content, or suspend access by the Supplier to the Telstra Facilities, by written notice to the Supplier if the Supplier:

(a)    threatens the operation, technical integrity or viability of the Telstra Facilities or the Platforms; or

(b)    fails to comply with an ACMA Notice by the date specified in that notice.

To avoid doubt, this termination right is in addition to any of Telstra’s termination rights under clause 17 of this Agreement.

PART 4: FEES
1	Fees

Telstra will pay the Provider the following Fees:

A flat fee of [please insert].

On a time and materials basis up to a maximum of [please insert].

On a time and materials basis.

On a revenue share basis.

[Please delete the inapplicable options.]

2	Daily / hourly rates

[Please delete the following and insert N/A if a flat fee applies.]

The daily / hourly rate is [please insert] (GST exclusive).

Where a daily rate is specified, it is based on a minimum 8 hour day excluding all breaks. The required 8 hours shall be worked within the hours of 0700 hours and 1900 hours Monday to Friday at Telstra’s discretion.

3	Revenue share

[Please delete the following and insert N/A if there is no revenue share.]

Telstra’s Share of Net Revenue is: [please insert]

The Supplier’s Share of Net Revenue is: [please insert]

Net Revenue means Gross Revenue less GST, Bad Debts,

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discounts, rebates and refunds directly related to the Supplied Content.

Gross Revenue means revenue generated by Telstra by charging customers for access to the Supplied Content (regardless of whether that revenue is collected by Telstra or the Supplier, directly from customers or indirectly through third parties).

Bad Debt means non-payment of a bill by a customer, so that Telstra is unable to collect its charges for content from that customer.

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Attachment 1 – Service Levels and Service Level Rebates

The Following Service Levels and Service Level Rebates apply to the supply of Deliverables and Services under this SOW:

[Please insert with reference to the attached MIA Support Services Cheat Sheet. This may include (for example):

•	in relation to development services, failure to meet milestones;

•	in relation to support and maintenance services, failure to meet uptime, response, escalation or resolution requirements;

•	in relation to BAU work, failure of key personnel to spend sufficient time on SOW work;

•	in relation to revenue sharing ventures, failure to meet revenue targets.]

[GRAPHIC/ATTACHMENT HERE]

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Schedule 2 Mobile Music Shopfront

1	Term of this Work Schedule

1.1	This Work Schedule commences on the Commencement Date and continues for the Service Term, unless terminated earlier in accordance with the Agreement.

2	Service Description

1.1	During the Service Term, the Supplier must manage the Platforms to customers in accordance with Telstra’s directions and the terms of the Agreement (including this Work Schedule). Management of the Platforms includes:

(a)	maintaining the information technology systems on which the Platforms operate, and uploading and incorporating the Telstra Material and the Supplied Content into the Platforms;

(b)	providing support services to Telstra in relation to the Platforms; and

(c)	developing, updating and improving the Platforms (and their contents),

in accordance with this Work Schedule and the Service Levels.

1.2	During the Additional Resource Term, the Supplier will provide the Additional Resource in accordance with clause 8 of this Work Schedule.

1.3	During the Service Term, the Supplier must provide the Supplied Content in accordance with Attachment 2 to this Work Schedule.

3	Management of the Platforms, Music and Supplied Content

3.1	The Supplier must provide and maintain the code, documentation and related configuration required by Telstra to host the Platforms.

3.2	From time to time during the Service Term, Telstra will deliver to the Supplier details of hyperlinks which allow access to files containing the Music.

3.3	As soon as is practicable after receiving any Music or Supplied Content, the Supplier must integrate these into the Platforms, and configure the Platforms to allow customers using Approved Telstra Mobiles to:

(a)	view listings of all Music available from the hyperlinks provided under clause 3.1 and the Supplied Content;

(b)	navigate, search, browse and preview the Music and the Supplied Content using any method available on the Platforms (such as search by partial artist name and browsing); and

(c)	purchase and download or stream (as required by Telstra) the Music and the Supplied Content,

including by integrating the relevant Platforms with the transaction, payment, reporting, asset management, licence management, digital rights management, security management, and other relevant systems utilised by Telstra, in accordance with the Service Levels and any directions given by Telstra from time to time.

3.4	Telstra may also provide the Supplier with any other Telstra Material that Telstra requires the Supplier to incorporate into the Platforms, which must occur within 3 Business Days of the Supplier receiving the Telstra Material in accordance with Telstra’s instructions.

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3.5	The Supplier must maintain all interface and functional elements of the Platforms as at the Commencement Date, as updated from time to time in accordance with this Agreement.

3.6	The Supplier must ensure that the Platforms display the branding which will be provided by Telstra from time to time and must comply with any relevant branding guidelines set out at http://www.brand.telstra.com/.

3.7	The Supplier must ensure that customers seeking access to the Platforms will have access to them throughout the Service Term, 24 hours per day and 7 days per week. Without limiting the foregoing, the Supplier must ensure that any downtime attributable to upgrades or preventative or remedial maintenance activities does not prevent access by such persons.

3.8	The Supplier must provide Telstra with training for any systems relating to the Platforms as reasonably requested by Telstra from time to time.

3.9	The Supplier will, for the Service Fee, test new mobile handsets provided to it by Telstra prior to them being released into the Australian market in its own testing and staging environment to ascertain whether they are compatible with the Platforms, and work through any technical issues resulting from such testing, in order for them to become Approved Telstra Mobiles. The Supplier must return the mobile handsets to Telstra after testing is complete.

4	Support

4.1	The Supplier must provide 24 hours per day, 7 days per week Level 4 Service Desk assistance (as defined below) and support to Telstra in diagnosing and remedying incidents related to the Platforms (including any underlying Fault).

4.2	The Supplier must provide a single nominated Australian phone number for Telstra to access the services required by clause 4.1 of this Work Schedule.

4.3	The Personnel providing the services required by clause 4.1 of this Work Schedule must have a reasonable working knowledge of the Platform code bases.

4.4	To fulfil its obligations under clause 4.1, the Supplier must provide the following specific services:

(a)	response to Incidents of all severity levels;

(b)	root cause analysis and associated remedies;

(c)	a trouble reporting service in accordance with clause 5.

4.5	To assist Supplier in providing the Services under this clause 4, Telstra will:

(a)	have Wireless Data Support Centre staff available on a 24-hour basis;

(b)	provide the Supplier with remote access assistance as reasonably requested by the Supplier (which must comply with any conditions of access in accordance with clause 7 of the Agreement); and

(c)	provide the Supplier with any information reasonably available to Telstra which it knows or believes may be relevant to the Incident (excluding information which there is a good reason to withhold – for example due to privacy or confidentiality concerns).

4.6	In response to an Incident, the Supplier must:

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(a)	respond to Telstra (where the problem is reported by Telstra) or contact Telstra (where the problem first comes to the attention of the Supplier);

(b)	provide a Workaround;

(c)	provide updates; and

(d)	provide a final Resolution,

within the timeframes set out in Attachment 1 to this Work Schedule.

4.7	Telstra will assign a Severity Level to an Incident. Telstra may revise the Severity Level attached to an Incident as a result of ongoing assessment of the Incident. Telstra may take into consideration any matter it determines is relevant to assessment of a Severity Level. For example Telstra may consider:

(a)	the volume of customers affected;

(b)	the systems and features of the Platforms affected;

(c)	likely duration of the Incident; and

(d)	potential financial, legal, operational and/or reputation effects of the Incident.

4.8	If a Resolution takes the form of a software Deliverable or change to configuration or process, the Supplier must provide detailed notes describing the Resolution together with the Resolution.

4.9	The Supplier must ensure that a Workaround or Resolution does not cause further problems or issues with any system or process (including the Platform affected).

4.10	Telstra may reject an Incident Resolution or Workaround if, in Telstra’s reasonable opinion, the Resolution or Workaround does not properly resolve the Incident or in some other way negatively affects customers, Platforms, systems, networks or processes.

5	Tracking and Reporting Support

5.1	The Supplier must log full details of all support services calls and their outcomes.

5.2	Telstra may request copies of the support services call logs and the Supplier must provide these within five (5) days of such a request.

5.3	The Supplier is responsible for tracking all Workarounds and Resolutions to ensure that they have no detrimental effects to the Platform or other affected systems or their performance. To ensure quality, all Workarounds and Resolutions must be tracked via the trouble report service or other pre-determined mechanism agreed between Telstra and Supplier.

5.4	The Supplier must provide access to their Fault tracking database, so that Telstra can track the progress of Faults.

5.5	A Trouble Ticket Report may only be closed once Telstra has confirmed in writing that a Fault has been finally resolved.

5.6	The Supplier must provide an ‘Emergency Trouble Report’ within 24 hours of the Resolution of a Fault. This report must provide a technical and functional description of the Fault, the causal factors and the probability of reoccurrence. Where relevant, the report must also recommend additional Workarounds required elsewhere in the Platform or interconnecting systems to prevent the reoccurrence of this Fault.

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5.7	Supplier must provide Telstra with a quarterly report (the format and content of which will be approved by Telstra) that documents the performance of the support service.

5.8	Supplier must participate in regular operational review meetings to report the progress of open Trouble Ticket Reports and outages as required by Telstra from time to time.

6	Disaster Recovery

6.1	Telstra may request the assistance of system recovery experts if a Platform has been damaged or its performance is degraded by:

(a)	accident or disaster including fire, flood, wind, water, lightning, and power failure; or

(b)	neglect, misuse, mishandling or abuse, including software viruses and acts of sabotage.

6.2	Supplier will be responsible for providing and maintaining the code, documentation and related configuration required by Telstra to host the Platforms.

7	Improvement

Development Services

7.1	The Supplier must provide development services to implement:

(a)	Maintenance Task updates to the Platforms;

(b)	minor feature upgrades to the Platforms;

(c)	performance enhancement upgrades to the Platforms;

(d)	responses to a Fault;

(e)	minor tools for business reporting and data migration relating to Platform operation.

7.2	The Supplier must undertake work under clause 7.1 of this Work Schedule in accordance with priorities notified by Telstra.

7.3	The Supplier must dedicate such levels of resources as are agreed between the parties or as otherwise reasonably necessary to undertake work under clause 7.1 of this Work Schedule. If Telstra requests additional resources, the Supplier will use its best endeavours to provide such resources within the timeframes requested by Telstra.

7.4	Releases and deployments of updates under this clause 7 must accord with schedules determined by Telstra.

Continual improvement

7.5	The Supplier must use its reasonable endeavours to continually introduce and implement Technology Evolution to improve the manner in which the Supplier provides the Services and to ensure that it keeps pace with technological advancements or improvements in Australia throughout the Service Term, including by implementing proven technology or processes that the Supplier is using in similar environments in Australia.

7.6	Without limiting clause 7.5, the Supplier must also use its reasonable endeavours to identify:

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(a)	possible improvements to the Platforms or the processes related to managing the Platforms; and

(b)	possible costs savings to Telstra in relation to the design, development, operation and management of the Platforms.

8	Additional Resource

8.1	The Supplier will provide Telstra with the Additional Resource to work 5 days per week from Monday to Friday, from 9am to 5pm.

8.2	The Additional Resource will do the work allocated to it by Telstra from time to time, in accordance with the instructions provided by Telstra, including but not limited to:

(a)	programme any Telstra Material or Supplied Content on the Platforms;

(b)	creating feature pages for the Platforms;

(c)	creating promotional tiles or banners in relation to the Platforms or certain of the Telstra Material or Supplied Content;

(d)	creating editorial content in relation to the Platforms or certain of the Telstra Material or Supplied Content; and

(e)	providing any assistance with Services.

8.3	Telstra may extend the Additional Resource Term for any further periods as it requires, by providing notice in writing to the Service Provider at least two weeks prior to the expiry of the current Additional Resource Term.

9	Fees

9.1	In consideration of the Services provided by the Supplier under this Work Schedule, Telstra will pay the Supplier:

(a)	the Service Fee from 1 July 2011 until 30 June 2012 in accordance with clause 9.2 of this Work Schedule;

(b)	the Additional Resource Fee from 1 July 2011 until 30 June 2012 in accordance with clause 9.2 of this Work Schedule; and

(c)	the Supplied Content Revenue Fee during the Service Term in accordance with clause 9.3 of this Work Schedule.

9.2	Telstra will pay the Supplier the Service Fee and the Additional Resource Fee (if applicable) monthly in arrears within 45 days of receipt of a valid tax invoice from the Supplier.

9.3	The following process will apply for the Supplied Content Revenue Fee:

(a)	within 30 days of the end of each month of the Service Term, the Supplier will provide Telstra with a report setting out the Net Revenue (if any) for that month;

(b)	the Supplier must send Telstra a valid tax invoice for the Supplied Content Revenue Fee (if any) based on a report provided by the Supplier to Telstra under clause 9.3(a) above, and after taking into account and issues raised by Telstra in respect of the report; and

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(c)	Telstra will pay the Supplier the Supplied Content Revenue Fee (if any) within 30 days after receipt of the corresponding valid tax invoice from the Supplier under clause 9.3(b) above.

9.4	The Service Fee and Additional Resource Fee to apply from and on 1 July 2012 will be agreed between the parties. If the parties cannot agree on revised Service Fee and the revised Additional Resource Fee to apply from and on 1 July 2012, then either party may terminate this Work Schedule by giving 30 days written notice of termination to the other.

10	Liaisons

10.1	The Telstra Liaison for:

(a)	the management, maintenance and support of the Platforms under this Work Schedule:

Darren Steven		Tony Oetterli

Senior Technology Specialist,		Technology Infrastructure Manager,
Telstra Network and Technology		Telstra Network and Technology

102 Cameron Street, Launceston Tasmania 7250	or	102 Cameron Street, Launceston Tasmania 7250

Phone: (03) 6323 2656		Phone: (03) 6323 2650

E-mail: Darren.Steven@team.telstra.com		E-mail: Tony.Oetterli@team.telstra.com

(b)	the provision of the Additional Resource and Supplied Content under this Work Schedule is:

Matt McAleer

Music Manager

Telstra Voice Broadband and Media

Level 3, 400 George Street Sydney NSW 2000

Phone: 02 8576 8342

E-mail: Matt.McAleer@team.telstra.com

10.2	The Supplier Liaison for this Work Schedule is:

Jon Mooney

Chief Operating Officer

MIA International

2/221 Miller Street North Sydney NSW 2060

Phone: 02 9925 8888

E-mail: jon.mooney@miainternational.com

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11	Interpretation

11.1	The following definitions apply to this Work Schedule:

Additional Resource means a member of the Supplier’s Personnel who will be allocated by the Supplier to work for Telstra full-time on the Platforms.

Additional Resource Fee means $20,000 per month (exclusive of GST).

Approved Telstra Mobile means, in relation to a Platform, those mobile communication devices approved by Telstra for access to that Platform.

Business Hours mean 7am-7pm Monday to Friday.

Fault means a problem or issue which is related to the Platform and which has a root cause that either:

(a)	is related to a process or system within the Supplier’s control;

(b)	which could be addressed by a change to a Platform or a process or system within the Supplier’s control; or

(c)	is unknown.

Gross Revenue means revenue generated by Telstra by charging customers for access to the Supplied Content (regardless of whether that revenue is collected by Telstra or the Supplier, directly from customers or indirectly through third parties).

Incident means an event (temporary or continuing) which detrimentally affects the operation of a Platform or service related to this Work Schedule.

Level 1, 2 & 3 Service Desk means the logging of support Incidents from end-users, the initial trouble-shooting of Incidents, investigation of those Incidents which Telstra deems to be within its area of responsibility (including local environment, local network, corporate firewall, proxy configuration etc), communicating the status and outcome of all Incidents to internal Telstra stakeholders, identification of recurring problems and management of the Incident Review process.

Level 4 Service Desk means Incident support for all tasks not included in the definition of Level 1, 2 & 3 Service Desk services, including providing assistance in resolving local problems by making available knowledge and experience as required.

Maintenance Task means a change to the software of a Platform, which alters the behaviour of existing functionality, implemented due to the previous software inadequately implementing then-existing business requirements or Telstra’s business stakeholders determining that functionality that is found to be undesirable.

Mobile Music Shopfront means the service and product named “BigPond Music” available at http://activefun.telstra.com/telstramusic as amended from time to time in accordance with the terms of this Schedule.

Music means music tracks together with associated metadata and related multimedia content (such as album cover images, audio previews and lyrics).

Net Revenue means Gross Revenue less GST, discounts rebates and refunds directly related to the Supplied Content. For the avoidance of doubt, this does not include revenue received by Telstra (if any) for the sale of advertising on the Platforms.

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Platform, in relation to this Work Schedule, means the Mobile Music Shopfront.

Resolution means a response to a Fault which completely and permanently addresses the problem or issue affecting a Platform including one or more of the following:

(a)	a software Deliverable which addresses a failure of the Platform to perform according to its specifications;

(b)	a change to the configuration of the Platform or its interfaces; or

(c)	the determination (satisfactory to Telstra, acting reasonably) that the problem or issue is caused by a system or process outside the Supplier’s control.

Service Fee means $25,000 per month (exclusive of GST).

Services means the services described in clause 2 of this Work Schedule.

Severity 1 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a critical effect on the provision of services to customers.

Severity 2 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a significant adverse effect on the provision services to customers.

Severity 3 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a noticeable impairment to the provision of services to customers.

Severity 4 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, adverse effects on the performance of the services to customers in a non-trivial way, but does not prevent the satisfactory provision of the services.

Severity Level means either a Severity 1 Incident, Severity 2 Incident, Severity 3 Incident or Severity 4 Incident.

Supplied Content Fee has the meaning set out in Attachment 2.

Technology Evolution means any improvement, upgrade, supplement, modification, replacement, enhancement or other change to the resources used to provide the Services, including:

(a)	higher capacity, faster hardware, new versions of systems software, new types of system management software, new processes and new types of hardware that enable the Supplier to perform the Services more efficiently, more effectively as well as ensure Telstra’s business strategies are implemented; and

(b)	any change to the equipment, software or methodologies used to provide the Services that is necessary to bring that equipment or software or those methodologies into line with current industry standards.

Telstra Material, in relation to this Work Schedule, means:

(a)	Music;

(b)	editorial content;

(c)	images;

(d)	data;

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(e)	logos, designs, other graphics, text, audio, video and other materials;

(f)	advertising code; and

(g)	any other content,

provided by Telstra to the Supplier,

Workaround means a change to a Platform, or a different way of using a Platform (other than not using the part of the Platform that causes a Fault), which materially reduces the impact of an Incident.

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Attachment 1 – Service Levels

1	Availability to Customers

1.1	The Supplier must ensure the following availability of the Platforms to customers:

Item	Method of Measurement	Service Level
Page Presentation	Time taken to load and present page from successful navigation to each page on a 1.5 mbps connection. Performed at least once per five minute period	6 seconds or less for 95% of measured page presentations during the month.

Page Availability	Page test for each customer-facing interface on each production server in the Supplier’s environment. Performed at least once per five minute period. Calculated as monthly average across all tested servers	99.7%

Backup	Number of full backups per day	1 full backup per day

1.2	The Supplier is not required to meet the Service Levels in clause 1.1 during any planned outage if approved by Telstra on at least 10 Business Days’ notice, and carried out in accordance with such approval. Planned outages must only be implemented between 2am and 6am AEST and must not exceed 4 hours per month.

1.3	Telstra may claim the following Service Level rebates if Supplier fails to provide the Service Levels required by clause 1.1:

Item	Level Achieved	Service Level Rebate
Page Availability	98% to < 99%	1 % of the monthly Service Fee
	96% to < 98%	1.5% of the monthly Service Fee
	< 96%	2% of the monthly Service Fee

2	Incident Response

2.1	The Supplier must ensure the following Incident Response, Resolution and Fault Resolution times:

Incident Severity	Response Service Level	Incident Resolution Service Level	Fault Resolution Service Level
Severity 1	15 mins	4 hours	10 Business Days
Severity 2	30 mins	8 hours	20 Business Days
Severity 3	4 hours	48 hours	30 Business Days
Severity 4	8 hours	96 hours	40 Business Days

2.2	For the purposes of clause 2.1, the time for measuring the Response and Resolution Service Levels begins from the earlier of an Incident being reported to Supplier and the Supplier becoming aware of the Incident.

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2.3	If the Supplier exceeds the required Service Level:

(a)	for Incident Response by 100% or part thereof;

(b)	for Incident Resolution by 50% or part thereof; or

(c)	for Fault Resolution by 25% or part thereof,

Telstra may claim Service Level rebates of 1% of monthly Service Fees. These Service Level rebates are cumulative.

For example if the Supplier Responds to a Severity 1 incident only after 45 minutes, Telstra may claim a Service Level rebate of 2% of the monthly fee.

3	Service Level Reports

3.1	For the purposes of the Agreement, Reports in a format approved by Telstra are required under this Work Schedule within 7 days of the end of each calendar month, setting out compliance and non-compliance with Service Levels for each of the prior 12 calendar months.

3.2	Reports must include details of compliance and non-compliance with each Service Level including, but not limited to:

(a)	average time for page presentation and longest time for page presentation;

(b)	percentage of the month during which the whole of the services were Available;

(c)	number of days during which components of the services were not backed up;

(d)	each Incident, including severity, commencement time; duration; and root cause analysis;

(e)	average Incident Response time for each Incident Severity, longest Incident Response time for each Incident Severity;

(f)	average Incident Resolution time for each Incident Severity, longest Incident Resolution time for each Incident Severity;

(g)	average Fault Resolution time for each Incident Severity, longest Fault Resolution time for each Incident Severity;

(h)	planned outages as approved by Telstra in accordance with clause 1.2 above, including total hours of outage, reasons for outage, approval, any non-compliance with terms of approval and time of return to normal operation; and

(i)	each Service Level rebate due.

4	Repeated failures

4.1	If the Supplier fails to identify or provide Telstra with the Service Level rebates due under this Work Schedule, Telstra may set off the rebate against any amount payable to the Supplier.

4.2	The following failures to meet Service Levels constitute material breaches of this Agreement:

(a)	failure to provide Service Level Reporting for three consecutive months;

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(b)	failure to achieve any of the Service Levels for three consecutive months; or

(c)	failure to achieve any of the Service Levels for four out of any six months.

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Attachment 2 – Supplied Content (Music)

Territory	Australia

Supplied Content	The music video download files licensed by the Supplier from various independent record labels, as updated from time to time during the Service Term.

Permitted Means	Downloading or streaming of the Supplied Content via the Internet or mobile networks (including via DVB-H and including to tablet devices).

Exclusive	No

Supplied Content Specifications	Functional and technical specifications as advised by Telstra to the Supplier in writing from time to time.

Quality Requirements	The Supplied Content must be:
of a standard at least equivalent to current industry standards and practices for internet and mobile content and the criteria specified in the Supplied Content Specifications;

(a) fit for its intended purposes;

(b) in compliance with all Applicable Laws, including the IIA Code; and

(c) in compliance with the W3C Web Content Accessibility Guidelines and equivalents from mobile sites as applicable.

Delivery Date	The Supplied Content must be uploaded by the Supplier onto the Platforms from the Commencement Date or as and when it is obtained by the Supplier, which will be on a regular basis as the music videos are released.

Time is of the essence in relation to uploading newly released Supplied Content.

Availability Date	As for the Delivery Date, but subject to release dates from third party consent providers.

Fees	10% of the Net Revenue in respect of the Supplied Content obtained from EMI, Warner, Sony and Universal.

45% of the Net Revenue in respect of the Supplied Content obtained from any third party other than EMI, Warner, Sony and Universal.

APRA/AMCOS	The Supplier must obtain any relevant music licences required by APRA or AMCOS are licenses necessary for Telstra to communicate to the public the Supplied Content obtained from any third party other than EMI, Warner, Sony and Universal. For the avoidance of doubt, this amends clause 12.22 of the Agreement.

Reporting Term	Monthly

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Schedule 3 – BigPond Tones & Pics Online and Mobile Sites

1	Term of this Work Schedule

1.1	This Work Schedule commences on the Commencement Date and continues for the Service Term, unless terminated earlier in accordance with the Agreement.

2	Service Description

2.1	During the Service Term, the Supplier must manage the Platforms in accordance with Telstra’s directions and the terms of the Agreement (including this Work Schedule). Management of the Platforms includes:

(a)	maintaining the information technology systems on which the Platforms operate, and uploading and incorporating the Telstra Material and the Supplied Content into the Platforms;

(b)	providing support services to Telstra in relation to the Platforms; and

(c)	developing, updating and improving the Platforms (and their contents),

in accordance with this Work Schedule and the Service Levels.

2.2	During the Service Term, the Supplier must provide the Supplied Content in accordance with Attachment 2 to this Work Schedule.

3	Management of the Platforms and Supplied Content

3.1	The Supplier must provide and maintain the code, documentation and related configuration required by Telstra to host the Platforms.

3.2	All Supplied Content and Promotional Materials which has been or is likely to be assessed as Restricted Content must be approved by Telstra prior to it being made available on the Platforms in accordance with the following process:

(a)	the Supplier must provide any Supplied Content and Promotional Materials to Telstra for approval; and

(b)	Telstra will use its best endeavours to notify the Supplier within 2 Business Days of receipt of the Supplied Content and within one week of receipt of the Promotional Materials if:

(i)	Telstra approves the Supplied Content or Promotional Materials (as applicable), in which case clause 3.3 will apply; or

(ii)	Telstra does not approve the Supplied Content or and Promotional Materials (as applicable), in which case the Supplied Content or and Promotional Materials must not be made available on the Platforms.

3.3	Within 3 Business Days of the Supplier receiving approval from Telstra under clause 3.2 above, the Supplier must integrate the approved Supplied Content or Promotional Materials (as applicable) into the Platforms.

3.4	The Supplier must configure the Platforms to allow customers using either Approved Telstra Mobiles or the internet to:

(a)	view the Promotional Materials;

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(b)	view listings of all Supplied Content available;

(c)	navigate, search, browse and preview the Supplied Content using any method available on the Platforms (such as search by partial artist name and browsing); and

(d)	purchase and download or stream (as required by Telstra) the Supplied Content, including by integrating the relevant Platforms with the transaction, payment, reporting, asset management, licence management, digital rights management, security management, and other relevant systems utilised by Telstra, in accordance with the Service Levels and any directions given by Telstra from time to time.

3.5	Telstra may also provide the Supplier with any Telstra Material that Telstra requires the Supplier to incorporate into the Platforms, which must occur within one week of the Supplier receiving the Telstra Material in accordance with Telstra’s instructions. Telstra will ensure that any such Telstra Material conforms to the Specifications where applicable.

3.6	The Supplier must rotate the Supplied Content and Promotional Materials on the Platforms on at least a weekly basis through the feature slots on the Platforms. If an item of the Promotional Materials fails to attract at least 100 clicks within 2 days of being included on the Platforms, the Supplier must remove the item from the Platforms and replace it with another item of the Promotional Materials.

3.7	The Supplier must maintain all interface and functional elements of the Platforms as at the Commencement Date, as updated from time to time in accordance with this Agreement.

3.8	The Supplier must ensure that the Platforms display the branding which will be provided by Telstra from time to time and must comply with any relevant branding guidelines set out at http://www.brand.telstra.com/.

3.9	The Supplier must ensure that customers seeking access to the Platforms will have access to them throughout the Service Term, 24 hours per day and 7 days per week. Without limiting the foregoing, the Supplier must ensure that any downtime attributable to upgrades or preventative or remedial maintenance activities does not prevent access by such persons.

3.10	The Supplier must provide Telstra with training for any systems relating to the Platforms as reasonably requested by Telstra from time to time.

3.11	The Supplier will, as part of the Content Revenue Fee, test new mobile handsets released into the Australian market in its own testing and staging environment to ascertain whether they are compatible with the Platforms, and work through any technical issues resulting from such testing, in order for them to become Approved Telstra Mobiles.

3.12	The Supplier must customise the Platforms for any new Approved Telstra Mobiles to ensure that the format, layout and accessibility of the Platforms are optimal for the particular handset.

3.13	The Supplier must, at its cost, provide assistance to Telstra as it requires to respond to any requests Telstra receives from customers for assistance or support in connection with the Platforms, including in relation to billing, refunds and access to the Supplied Content. For the avoidance of doubt, the Supplier will liaise directly with customers to resolve any issues if required by Telstra.

Reporting on Platforms

3.14	The Supplier must provide Telstra with access to its online real time reporting tool providing information on:

(a)	sales units in respect of the Supplied Content;

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(b)	Gross Revenue and Net Revenue figures;

(c)	failed transaction reports;

(d)	unique views for each of the Platforms;

(e)	return frequency for each of the Platforms;

(f)	promotion and campaign effectiveness;

(g)	availability of the Platforms, site load times and outage reporting; and

(h)	implementation of web analytic and reporting code as prescribed by Telstra, which can report back to Telstra about users who are viewing the Platforms.

4	Support

4.1	The Supplier must provide 24 hours per day, 7 days per week Level 4 Service Desk assistance and support to Telstra in diagnosing and remedying Incidents related to the Platforms (including any underlying Fault).

4.2	The Supplier must provide a single nominated Australian phone number and email address for Telstra to access the services required by clause 4.1 of this Work Schedule.

4.3	The Personnel providing the services required by clause 4.1 of this Work Schedule must have a reasonable working knowledge of the Platform code bases.

4.4	To fulfil its obligations under clause 4.1, the Supplier must provide the following specific services:

(a)	response to Incidents of all severity levels;

(b)	root cause analysis and associated remedies;

(c)	a trouble reporting service in–accordance with clause 5.

4.5	To assist Supplier in providing the Services under this clause 4, Telstra will:

(a)	have Wireless Data Support Centre staff available on a 24-hour basis;

(b)	provide the Supplier with remote access assistance as reasonably requested by the Supplier (which must comply with any conditions of access in accordance with clause 7 of the Agreement); and

(c)	provide the Supplier with any information reasonably available to Telstra which it knows or believes may be relevant to the Incident (excluding information which there is a good reason to withhold - for example due to privacy or confidentiality concerns).

4.6	In response to an Incident, the Supplier must:

(a)	respond to Telstra (where the problem is reported by Telstra) or contact Telstra (where the problem first comes to the attention of the Supplier);

(b)	provide a Workaround;

(c)	provide updates; and

(d)	provide a final Resolution,

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within the timeframes set out in Attachment 1 to this Work Schedule.

4.7	Telstra will assign a Severity Level to an Incident. Telstra may revise the Severity Level attached to an Incident as a result of ongoing assessment of the Incident. Telstra may take into consideration any matter it determines is relevant to assessment of a Severity Level. For example Telstra may consider:

(a)	the volume of customers affected;

(b)	the systems and features of the Platforms affected;

(c)	likely duration of the Incident; and

(d)	potential financial, legal, operational and/or reputation effects of the Incident.

4.8	If a Resolution takes the form of a software Deliverable or change to configuration or process, the Supplier must provide detailed notes describing the Resolution together with the Resolution.

4.9	The Supplier must ensure that a Workaround or Resolution does not cause further problems or issues with any system or process (including the Platform affected).

4.10	Telstra may reject an Incident Resolution or Workaround if, in Telstra’s reasonable opinion, the Resolution or Workaround does not properly resolve the Incident or in some other way negatively affects customers, Platforms, systems, networks or processes.

5	Tracking and Reporting Support

5.1	The Supplier must log full details of all support services calls and their outcomes.

5.2	Telstra may request copies of the support services call logs and the Supplier must provide these within five (5) days of such a request.

5.3	The Supplier is responsible for tracking all Workarounds and Resolutions to ensure that they have no detrimental effects to the Platform or other affected systems or their performance. To ensure quality, all Workarounds and Resolutions must be tracked via the trouble report service or other pre-determined mechanism agreed between Telstra and Supplier.

5.4	The Supplier must provide access to their Fault tracking database, so that Telstra can track the progress of Faults.

5.5	A Trouble Ticket Report may only be closed once Telstra has confirmed in writing that a Fault has been finally resolved.

5.6	The Supplier must provide an ‘Emergency Trouble Report’ within 24 hours of the Resolution of a Fault. This report must provide a technical and functional description of the Fault, the causal factors and the probability of reoccurrence. Where relevant, the report must also recommend additional Workarounds required elsewhere in the Platform or interconnecting systems to prevent the reoccurrence of this Fault.

5.7	Supplier must provide Telstra with a quarterly report (the format and content of which will be approved by Telstra) that documents the performance of the support service.

5.8	Supplier must participate in regular operational review meetings to report the progress of open Trouble Ticket Reports and outages as required by Telstra from time to time.

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6	Disaster Recovery

6.1	Telstra may request the assistance of system recovery experts if a Platform has been damaged or its performance is degraded by:

(a)	accident or disaster including fire, flood, wind, water, lightning, and power failure; or

(b)	neglect, misuse, mishandling or abuse, including software viruses and acts of sabotage.

6.2	The Supplier will be responsible for providing and maintaining the code, documentation and related configuration required by Telstra to host the Platforms.

7	Improvement

Development Services

7.1	The Supplier must redesign and deploy the Platforms at least once per year during the Service Term.

7.2	The Supplier must provide development services to implement:

(a)	Maintenance Task updates to the Platforms;

(b)	minor feature upgrades to the Platforms;

(c)	performance enhancement upgrades to the Platforms;

(d)	responses to a Fault;

(e)	minor tools for business reporting and data migration relating to Platform operation.

7.3	The Supplier must undertake work under clause 7.1 of this Work Schedule in accordance with priorities notified by Telstra.

7.4	The Supplier must dedicate such resources as are agreed between the parties or are otherwise reasonably necessary to undertake work under clause 7.1 of this Work Schedule. If Telstra requests additional resources, the Supplier will use its best endeavours to provide such resources within the timeframes requested by Telstra.

7.5	Releases and deployments of updates under this clause 7 must accord with schedules determined by Telstra.

Continual improvement

7.6	The Supplier must continually introduce and implement Technology Evolution to improve the manner in which the Supplier provides the Services and to ensure that it keeps pace with technological advancements or improvements in Australia throughout the Service Term, including by implementing proven technology or processes that the Supplier is using in similar environments in Australia.

7.7	Without limiting clause 7.6, the Supplier must also use its reasonable endeavours to identify:

(a)	new genres and content types in respect of the Supplied Content;

(b)	possible improvements to the Platforms or the processes related to managing the Platforms; and

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(c)	possible costs savings to Telstra in relation to the design, development, operation and management of the Platforms.

8	Fees

8.1	In consideration of the Services provided by the Supplier under this Work Schedule, Telstra will pay the Supplier during the Service Term the Supplied Content Revenue Fee in accordance with clauses 8.2 of this Work Schedule.

8.2	The following process will apply for the Supplied Content Revenue Fee:

(a)	within 30 days of the end of each month of the Service Term, Telstra will provide the Supplier with a report setting out the Net Revenue (if any) for that month in respect of Supplied Content purchased by Telstra customers;

(b)	within 30 days of the end of each month of the Service Term, the Supplier will provide Telstra with a report setting out the Net Revenue (if any) for that month in respect of Supplied Content purchased by non-Telstra customers;

(c)	the Supplier must send Telstra a valid tax invoice for the Supplied Content Revenue Fee (if any) based on the reports provided under clauses 8.2(a) and 8.2(b) above; and

(d)	Telstra will pay the Supplier the Supplied Content Revenue Fee (if any) within 30 days after receipt of the corresponding valid tax invoice from the Supplier under clause 8.2(c) above.

9	Liaisons

9.1	The Telstra Liaison for this Work Schedule is:

Jithma Beneragama

Group Manager Mobile Downloads

Telstra Voice Broadband and Media

Level 9, 150 Lonsdale Street, Melbourne VIC 3000

Phone: 03 8647 5265

E-mail: Jithma.Beneragama@team.telstra.com

9.2	The Supplier Liaison for this Work Schedule is:

Jon Mooney

Chief Operating Officer

MIA International

2/221 Miller Street North Sydney NSW 2060

Phone: 02 9925 8888

E-mail: jon.mooney@miainternational.com

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10	Interpretation

10.1	The following definitions apply to this Work Schedule:

Approved Telstra Mobile means, in relation to a Platform, those mobile communication devices approved by Telstra for access to that Platform.

Business Hours mean 7am-7pm Monday to Friday.

Fault means a problem or issue which is related to the Platform and which has a root cause that either:

(a)	is related to a Platform or a process or system within the Supplier’s control;

(b)	which could be addressed by a change to a Platform or a process or system within the Supplier’s control; or

(c)	is unknown.

Feed means, as the context requires, one or more of the interfaces between:

(a)	the Mobile Site and the unstructured supplementary service data (USSD) service, RSS service and XML links available from Approved Telstra Mobiles; and

(b)	the Online Sites and the SMS Short Codes,

provided by Telstra to its customers at the Commencement Date as amended from time to time in accordance with the terms of this Schedule.

Gross Revenue means revenue generated by Telstra by charging customers for access to the Supplied Content (regardless of whether that revenue is collected by Telstra or the Supplier, directly from customers or indirectly through third parties).

Incident means an event (temporary or continuing) which detrimentally affects the operation of a Platform or service related to this Work Schedule.

Level 1, 2 & 3 Service Desk means the logging of support Incidents from end-users, the initial trouble-shooting of Incidents, investigation of those Incidents which Telstra deems to be within its area of responsibility (including local environment, local network, corporate firewall, proxy configuration etc), communicating the status and outcome of all Incidents to internal Telstra stakeholders, identification of recurring problems and management of the Incident Review process.

Level 4 Service Desk means Incident support for all tasks not included in the definition of Level 1, 2 & 3 Service Desk services, including providing assistance in resolving local problems by making available knowledge and experience as required.

Maintenance Task means a change to the software of a Platform, which alters the behaviour of existing functionality, implemented due to the previous software inadequately implementing then-existing business requirements or Telstra’s business stakeholders determining that functionality that is found to be undesirable.

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Mobile Site means the services and products named “BigPond Tones & Pics” and “BigPond Caller Tones” accessed though http://activefun.telstra.com and http://telstra.miaccess.com as amended from time to time in accordance with the terms of this Schedule.

Net Revenue means Gross Revenue less GST, discounts, rebates and refunds directly related to the Supplied Content. For the avoidance of doubt, this does not include revenue received by Telstra (if any) for the sale of advertising on the Platforms.

Online Sites means the services and products named “MobileFun” available at http://mobilefun.telstra.com and “BigPond Caller Tones” available at http://ctones.telstra.com as amended from time to time in accordance with the terms of this Schedule.

Platform, in relation to this Work Schedule, means the Mobile Site, the Online Sites and each Feed.

Resolution means a response to a Fault which completely and permanently addresses the problem or issue affecting a Platform including one or more of the following:

(a)	a software Deliverable which addresses a failure of the Platform to perform according to its specifications;

(b)	a change to the configuration of the Platform or its interfaces; or

(c)	the determination (satisfactory to Telstra, acting reasonably) that the problem or issue is caused by a system or process outside the Supplier’s control.

Service Term means the Term of the Agreement, unless this Work Schedule is terminated earlier in accordance with the Agreement.

Services means the services described in clause 2 of this Work Schedule.

Severity 1 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a critical effect on the provision of services to customers.

Severity 2 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a significant adverse effect on the provision services to customers.

Severity 3 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a noticeable impairment to the provision of services to customers.

Severity 4 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, adverse effects on the performance of the services to customers in a non-trivial way, but does not prevent the satisfactory provision of the services.

Severity Level means either a Severity 1 Incident, Severity 2 Incident, Severity 3 Incident or Severity 4 Incident.

SMS Short Codes means the fixed list of short codes maintained by the Supplier that reference the Supplied Content within the Platforms, as updated by the Supplier from time to time on 3 months’ prior written notice to Telstra.

Supplied Content Fee has the meaning set out in Attachment 2.

Supplied Content Specifications means the content guidelines set out in Attachment 3, as amended by agreement between the parties from time to time.

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Technology Evolution means any improvement, upgrade, supplement, modification, replacement, enhancement or other change to the resources used to provide the Services, including:

(a)	higher capacity, faster hardware, new versions of systems software, new types of system management software, new processes and new types of hardware that enable the Supplier to perform the Services more efficiently, more effectively as well as ensure Telstra’s business strategies are implemented; and

(b)	any change to the equipment, software or methodologies used to provide the Services that is necessary to bring that equipment or software or those methodologies into line with current industry standards.

Telstra Material, in relation to this Work Schedule, means:

(a)	editorial content;

(b)	images;

(c)	data;

(d)	logos, designs, other graphics, text, audio, video and other materials;

(e)	advertising code; and

(f)	any other content,

provided by Telstra to the Supplier.

Workaround means a change to a Platform, or a different way of using a Platform (other than not using the part of the Platform that causes a Fault), which materially reduces the impact of an Incident.

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Attachment 1 – Service Levels

1	Availability to Customers

1.1	The Supplier must ensure the following availability of the Platforms to customers:

Item	Method of Measurement	Service Level
Page Presentation	Time taken to load and present page from successful navigation to each page on a 1.5 mbps connection. Performed at least once per five minute period	6 seconds or less for 95% of measured page presentations during the month.

Page Availability	Page test or each customer-facing interface on each production server in the Supplier’s environment. Performed at least once per five minute period. Calculated as monthly average across all tested servers	99.7%

Backup	Number of full backups per day	1 full backup per day

1.2	The Supplier is not required to meet the Service Levels in clause 1.1 during any planned outage if approved by Telstra on at least 10 Business Days’ notice, and carried out in accordance with such approval. Planned outages must only be implemented between 2am and 6am AEST and must not exceed 4 hours per month.

1.3	Telstra may claim the following Service Level rebates if Supplier fails to provide the Service Levels required by clause 1.1:

Item	Level Achieved	Service Level Rebate
Page Availability	98% to < 99%	1 % of the monthly Supplied Content Fee
	96% to < 98%	1.5% of the monthly Supplied Content Fee
	< 96%	2% of the monthly Supplied Content Fee

2	Incident Response

2.1	The Supplier must ensure the following Incident Response, Resolution and Fault Resolution times:

Incident Severity	Response Service Level	Incident Resolution Service Level	Fault Resolution Service Level
Severity 1	15 mins	4 hours	10 Business Days
Severity 2	30 mins	8 hours	20 Business Days
Severity 3	4 hours	48 hours	30 Business Days
Severity 4	8 hours	96 hours	40 Business Days

2.2	For the purposes of clause 2.1, the time for measuring the Response and Resolution Service Levels begins from the earlier of an Incident being reported to Supplier and the Supplier becoming aware of the Incident.

2.3	If the Supplier exceeds the required Service Level:

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(a)	for Incident Response by 100% or part thereof;

(b)	for Incident Resolution by 50% or part thereof; or

(c)	for Fault Resolution by 25% or part thereof,

Telstra may claim Service Level rebates of 1% of the Supplied Content Fee for that month. These Service Level rebates are cumulative.

For example if the Supplier Responds to a Severity 1 incident only after 45 minutes, Telstra may claim a Service Level rebate of 2% of the monthly fee.

3	Service Level Reports

3.1	For the purposes of the Agreement, Reports in a format approved by Telstra are required under this Work Schedule within 7 days of the end of each calendar month, setting out compliance and non-compliance with Service Levels for each of the prior 12 calendar months.

3.2	Reports must include details of compliance and non-compliance with each Service Level including, but not limited to:

(a)	average time for page presentation and longest time for page presentation;

(b)	percentage of the month during which the whole of the services were Available;

(c)	number of days during which components of the services were not backed up;

(d)	each Incident, including severity, commencement time; duration; and root cause analysis;

(e)	average Incident Response time for each Incident Severity, longest Incident Response time for each Incident Severity;

(f)	average Incident Resolution time for each Incident Severity, longest Incident Resolution time for each Incident Severity;

(g)	average Fault Resolution time for each Incident Severity, longest Fault Resolution time for each Incident Severity;

(h)	planned outages as approved by Telstra in accordance with clause 1.2 above, including total hours of outage, reasons for outage, approval, any non-compliance with terms of approval and time of return to normal operation; and

(i)	each Service Level rebate due.

4	Repeated failures

4.1	If the Supplier fails to identify or provide Telstra with the Service Level rebates due under this Work Schedule, Telstra may set off the rebate against any amount payable to the Supplier.

4.2	The following failures to meet Service Levels constitute material breaches of this Agreement:

(a)	failure to provide Service Level Reporting for three consecutive months;

(b)	failure to achieve any of the Service Levels for three consecutive months; or

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(c)	failure to achieve any of the Service Levels for four out of any six months.

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Attachment 2 – Supplied Content (Tones & Pics)

Territory	Australia

Supplied Content	At least 50,000 items of content at all times throughout the Service Term, which must be updated on a weekly basis with new items of content as follows:

(a) at least 200 ringtones (including true tones, poly tones, video tones, SMS tones, real tones and caller tones) per week;

(b) at least 100 wallpapers (including colour wallpapers, live wallpapers animations and themes) per week;

(c) at least 20 videos; and

(d) at least 25 greetings (including cards, animations and video).

Telstra acknowledges that the volume of updates for a category of content may be less in a particular week due to supply limitations, in which case the Supplier will notify Telstra and Telstra may require the Supplier to provide additional items of a different category of content in substitution.

Telstra may request the Supplier to provide new types of Supplied Content under this Work Schedule from time to time.

Permitted Means	Downloading or streaming of the Supplied Content via mobile networks (including DVB-H and including to tablet devices).

Exclusive	No, except for any of the Supplied Content which the Supplier creates on Telstra’s request in relation to AFL, NRL or V8 Supercars which must be exclusive.

Supplied Content Specifications	The content guidelines set out in Attachment 3, as amended by agreement between the parties from time to time.

Quality Requirements	The Supplied Content must be:

(a) of a standard at least equivalent to current industry standards and practices for internet and mobile content and the criteria specified in the Supplied Content Specifications;

(b) fit for its intended purposes;

(c) in compliance with all Applicable Laws, including the IIA Code; and

(d) in compliance with the W3C Web Content Accessibility Guidelines and equivalents from mobile sites as applicable.

Delivery Date	From the Commencement Date or as and when it is obtained by the Supplier, which will be as the Supplied Content is released. Time is of the essence in relation to delivery.

Availability Date	As for the Delivery Date but subject to contractual release dates for content.

Promotional	The Supplier will create and provide to Telstra, for approval and integration into the

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Materials	Platforms in accordance with clause 3 of the Work Schedule, banners and tiles which advertise or promote either a category of the Supplied Content or a particular item of the Supplied Content, as agreed between the parties from time to time, and in accordance with any directions by Telstra, in the following quantities:

(a) 10 items per month; and

(b) 2 items per month which require development work by the Supplier on the Platforms.

Fees	(a) 30% of the Net Revenue for any Supplied Content which the Supplier has created on Telstra’s request (including that created in relation to AFL, NRL or V8 Supercars); and

MIA Licensed Content	MIA Rev Share	Telstra Rev Share
100 Mono Ringtone	60%	40%
101 Poly Ringtone	60%	40%
102 True Tone	70%	30%
103 Real Tone	70%	30%
104 Colour Wallpaper	60%	40%
105 Operator Logo	60%	40%
109 Animated Wallpaper	60%	40%
110 Video	60%	40%
116 Application	60%	40%
117 Theme	60%	40%
118 Personal Colour Wallpaper	60%	40%
119 Personal Animated Wallpaper	60%	40%
134 Video Ringtone	60%	40%

Telstra Licensed Content	MIA Rev Share	Telstra Rev Share
101 Poly Ringtone	28%	72%
102 True Tone	28%	72%
103 Real Tone	28%	72%
104 Colour Wallpaper	10%	90%
105 Operator Logo	10%	90%
109 Animated Wallpaper	10%	90%

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110 Video	10%	90%
134 Video Ringtone	28%	72%
117 Theme	10%	90%
134 Video Ringtone	28%	72%

Caller Tones Service

Telstra Licensed Content	MIA Rev Share	Telstra Rev Share
107 Caller Tones	10%	90%

MIA Licensed Content	MIA Rev Share	Telstra Rev Share
107 Caller Tones	50%	50%

Games & Applications hosted on Telstra Platform

MIA Licensed Content	MIA Rev Share	Telstra Rev Share
116 Applications	50%	50%

APRA/AMCOS licences	The Supplier must obtain any relevant music licences required by APRA or AMCOS that are necessary for Telstra to communicate to the public the Supplied Content. For the avoidance of doubt, this amends clause 12.22 of the Agreement.

Reporting Term	Monthly

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Attachment 3 Supplied Content Specifications

[GRAPHIC/ATTACHMENT HERE]

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Schedule 4 Mobile Games Subscription Service

1	Term of this Work Schedule

1.1	This Work Schedule commences on 25 November 2010 and continues for the Service Term, unless terminated earlier in accordance with the Agreement.

2	Service Description

2.1	During the Service Term, the Supplier must manage the Platforms in accordance with Telstra’s directions and the terms of the Agreement (including this Work Schedule). Management of the Platforms includes:

(a)	maintaining the information technology systems on which the Platforms operate, and uploading and incorporating the Supplied Content into the Platforms;

(b)	providing support services to Telstra in relation to the Platforms; and

(c)	developing, updating and improving the Platforms (and their contents),

in accordance with this Work Schedule and the Service Levels.

2.2	During the Service Term, the Supplier must provide the Supplied Content in accordance with Attachment 2 to this Work Schedule.

3	Management of the Platforms and Supplied Content

3.1	The Supplier must provide and maintain the code, documentation and related configuration required by Telstra to host the Platforms.

3.2	Within:

(a)	3 Business Days of the Supplier receiving any Supplied Content which is not Priority Supplied Content; and

(b)	1 Business Day of the Supplier receiving any Priority Supplied Content,

the Supplier must integrate these into the Platforms, and configure the Platforms to allow customers using Approved Telstra Mobiles to:

(c)	view listings of all of the Supplied Content;

(d)	navigate, search, browse and preview the Supplied Content using any method available on the Platforms (such as search by partial name and browsing);

(e)	subscribe to the Mobile Site; and

(f)	download the Supplied Content,

including by integrating the relevant Platforms with the transaction, payment, reporting, asset management, licence management, digital rights management, security management, and other relevant systems utilised by Telstra, in accordance with the Service Levels and any directions given by Telstra from time to time.

3.3	Telstra may also provide the Supplier with any Telstra Material that Telstra requires the Supplier to incorporate into the Platforms, which must occur within one week of the Supplier receiving the Telstra Material in accordance with Telstra’s instructions.

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3.4	The Supplier must maintain all interface and functional elements of the Platforms as at the Commencement Date, as updated from time to time in accordance with this Agreement.

3.5	The Supplier must ensure that the Platforms display the branding which will be provided by Telstra from time to time and must comply with any relevant branding guidelines set out at http://www.brand.telstra.com/.

3.6	The Supplier must ensure that customers seeking access to the Platforms will have access to them throughout the Service Term, 24 hours per day and 7 days per week. Without limiting the foregoing, the Supplier must ensure that any downtime attributable to upgrades or preventative or remedial maintenance activities does not prevent access by such persons.

3.7	The Supplier must provide Telstra with training for any systems relating to the Platforms as reasonably requested by Telstra from time to time.

3.8	The Supplier will, for the Supplied Content Revenue Fee, test the Supplied Content on Approved Telstra Mobiles prior to the Supplied Content being made available to customers.

4	Support

4.1	The Supplier must provide 24 hours per day, 7 days per week Level 4 Service Desk assistance (as defined below) and support to Telstra in diagnosing and remedying Incidents related to the Platforms (including any underlying Fault).

4.2	The Supplier must provide a single nominated Australian phone number for Telstra to access the services required by clause 4.1 of this Work Schedule.

4.3	The Personnel providing the services required by clause 4.1 of this Work Schedule must have working knowledge of the Platform code bases.

4.4	To fulfil its obligations under clause 4.1, the Supplier must provide the following specific services:

(a)	response to Incidents of all severity levels;

(b)	root cause analysis and associated remedies;

(c)	a trouble reporting service in accordance with clause 5.

4.5	To assist Supplier in providing the Services under this clause 4, Telstra will:

(a)	have support staff available on a 24-hour basis;

(b)	provide the Supplier with remote access assistance as reasonably requested by the Supplier (which must comply with any conditions of access in accordance with clause 7 of the Agreement); and

(c)	provide the Supplier with any information reasonably available to Telstra which it knows or believes may be relevant to the Incident (excluding information which there is a good reason to withhold – for example due to privacy or confidentiality concerns).

4.6	In response to a Incident, the Supplier must:

(a)	respond to Telstra (where the problem is reported by Telstra) or contact Telstra (where the problem first comes to the attention of the Supplier);

(b)	provide a Workaround;

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(c)	provide updates; and

(d)	provide a final Resolution,

within the timeframes set out in Attachment 1 to this Work Schedule.

4.7	Telstra will assign a Severity Level to an Incident. Telstra may revise the Severity Level attached to an Incident as a result of ongoing assessment of the Incident. Telstra may take into consideration any matter it determines is relevant to assessment of a Severity Level. For example Telstra may consider:

(a)	the volume of customers affected;

(b)	the systems and features of the Platforms affected;

(c)	likely duration of the Incident; and

(d)	potential financial, legal, operational and/or reputation effects of the Incident.

4.8	If a Resolution takes the form of a software Deliverable or change to configuration or process, the Supplier must provide detailed notes describing the Resolution together with the Resolution.

4.9	The Supplier must ensure that a Workaround or Resolution does not cause further problems or issues with any system or process (including the Platform affected).

4.10	Telstra may reject an Incident Resolution or Workaround if, in Telstra’s reasonable opinion, the Resolution or Workaround does not properly resolve the Incident or in some other way negatively affects customers, Platforms, systems, networks or processes.

5	Tracking and Reporting Support

5.1	The Supplier must log full details of all support services calls and their outcomes.

5.2	Telstra may request copies of the support services call logs and the Supplier must provide these within five (5) days of such a request.

5.3	The Supplier is responsible for tracking all Workarounds and Resolutions to ensure that they have no detrimental effects to the Platform or other affected systems or their performance. To ensure quality, all Workarounds and Resolutions must be tracked via the trouble report service or other pre-determined mechanism agreed between Telstra and Supplier.

5.4	The Supplier must provide access to their Fault tracking database, so that Telstra can track the progress of Faults.

5.5	A Trouble Ticket Report may only be closed once Telstra has confirmed in writing that a Fault has been finally resolved.

5.6	The Supplier must provide an ‘Emergency Trouble Report’ within 24 hours of the Resolution of a Fault. This report must provide a technical and functional description of the Fault, the causal factors and the probability of reoccurrence. Where relevant, the report must also recommend additional Workarounds required elsewhere in the Platform or interconnecting systems to prevent the reoccurrence of this Fault.

5.7	Supplier must provide Telstra with a quarterly report (the format and content of which will be approved by Telstra) that documents the performance of the support service.

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5.8	Supplier must participate in regular operational review meetings to report the progress of open Trouble Ticket Reports and outages as required by Telstra from time to time.

6	Disaster Recovery

6.1	Telstra may request the assistance of system recovery experts if a Platform has been damaged or its performance is degraded by:

(a)	accident or disaster including fire, flood, wind, water, lightning, and power failure; or

(b)	neglect, misuse, mishandling or abuse, including software viruses and acts of sabotage.

6.2	Supplier will be responsible for providing and maintaining the code, documentation and related configuration required by Telstra to host the Platforms.

7	Improvement

Development Services

7.1	The Supplier must provide development services to implement:

(a)	Maintenance Task updates to the Platforms;

(b)	minor feature upgrades to the Platforms;

(c)	performance enhancement upgrades to the Platforms;

(d)	responses to a Fault;

(e)	minor tools for business reporting and data migration relating to Platform operation.

7.2	The Supplier must undertake work under clause 7.1 of this Work Schedule in accordance with priorities notified by Telstra.

7.3	The Supplier must dedicate such resources as are agreed between the parties or are] reasonably necessary to undertake work under clause 7.1 of this Work Schedule. Releases and deployments of updates under this clause 7 must accord with schedules determined by Telstra.

Continual improvement

7.4	The Supplier must use its reasonable endeavours to continually introduce and implement Technology Evolution to improve the manner in which the Supplier provides the Services and to ensure that it keeps pace with technological advancements or improvements in Australia throughout the Service Term, including by implementing proven technology or processes that the Supplier is using in similar environments in Australia.

7.5	Without limiting clause 7.4, the Supplier must also use its reasonable endeavours to identify:

(a)	possible improvements to the Platforms or the processes related to managing the Platforms; and

(b)	possible costs savings to Telstra in relation to the design, development, operation and management of the Platforms.

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8	Fees

8.1	In consideration of the Services provided by the Supplier under this Work Schedule, Telstra will pay the Supplier during the Service Term the Supplied Content Revenue Fee in accordance with clause 8.2 of this Work Schedule.

8.2	The following process will apply for the Supplied Content Revenue Fee:

(a)	within 30 days of the end of each month of the Service Term, Telstra will provide the Supplier with a report setting out the Net Revenue (if any) for that month;

(b)	the Supplier must send Telstra a valid tax invoice for the Supplied Content Revenue Fee (if any) based on a report provided to the Supplier by Telstra under clause (a) above; and

(c)	Telstra will pay the Supplier the Supplied Content Revenue Fee (if any) within 30 days after receipt of the corresponding valid tax invoice from the Supplier under clause (b) above.

9	Liaisons

9.1	The Telstra Liaison for this Work Schedule is:

Richard Ora

Mobile Games Product Manager

Telstra Voice Broadband and Media

Level 3, 400 George Street Sydney NSW 2000

Phone: 0448 469 885

E-mail: richard.ora@team.telstra.com

9.2	The Supplier Liaison for this Work Schedule is:

Jon Mooney

Chief Operating Officer

MIA International

2/221 Miller Street North Sydney NSW 2060

Phone: 02 9925 8888

E-mail: jon.mooney@miainternational.com

10	Interpretation

10.1	The following definitions apply to this Work Schedule:

Approved Telstra Mobile means, in relation to a Platform, those mobile communication devices approved by Telstra for access to that Platform.

Business Hours mean 7am-7pm Monday to Friday.

Fault means a problem or issue which is related to the Platform and which has a root cause that either:

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(a)	is related to a Platform or a process or system within the Supplier’s control;

(b)	which could be addressed by a change to a Platform or a process or system within the Supplier’s control; or

(c)	is unknown.

Gross Revenue means revenue generated by Telstra by charging customers for access to the Supplied Content (regardless of whether that revenue is collected by Telstra or the Supplier, directly from customers or indirectly through third parties).

Incident means an event (temporary or continuing) which detrimentally affects the operation of a Platform or service related to this Work Schedule.

Level 1, 2 & 3 Service Desk means the logging of support Incidents from end-users, the initial trouble-shooting of Incidents, investigation of those Incidents which Telstra deems to be within its area of responsibility (including local environment, local network, corporate firewall, proxy configuration etc), communicating the status and outcome of all Incidents to internal Telstra stakeholders, identification of recurring problems and management of the Incident Review process.

Level 4 Service Desk means Incident support for all tasks not included in the definition of Level 1, 2 & 3 Service Desk services, including providing assistance in resolving local problems by making available knowledge and experience as required.

Maintenance Task means a change to the software of a Platform, which alters the behaviour of existing functionality, implemented due to the previous software inadequately implementing then-existing business requirements or Telstra’s business stakeholders determining that functionality that is found to be undesirable.

Mobile Site means the service and product named “BigPond Games - Mobile Java Games Subscription Service” available at http://activefun.telstra.com/eaunlimited as amended from time to time in accordance with the terms of this Schedule.

Net Revenue means Gross Revenue less GST, discounts, rebates and refunds directly related to the Supplied Content. For the avoidance of doubt, this does not include revenue received by Telstra (if any) for the sale of advertising on the Platforms.

Platform, in relation to this Work Schedule, means the Mobile Site and its systems which are hosted by the Supplier.

Priority Supplied Content means any Supplied Content that is indicated to be “Priority” in Attachment 2 to this Work Schedule, or as otherwise agreed between the parties in writing.

Resolution means a response to a Fault which completely and permanently addresses the problem or issue affecting a Platform including one or more of the following:

(a)	a software Deliverable which addresses a failure of the Platform to perform according to its specifications;

(b)	a change to the configuration of the Platform or its interfaces; or

(c)	the determination (satisfactory to Telstra, acting reasonably) that the problem or issue is caused by a system or process outside the Supplier’s control.

Service Term means the Term of the Agreement, unless this Work Schedule is terminated earlier in accordance with the Agreement.

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Services means the services described in clause 2 of this Work Schedule.

Severity 1 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a critical effect on the provision of services to customers.

Severity 2 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a significant adverse effect on the provision services to customers.

Severity 3 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, a noticeable impairment to the provision of services to customers.

Severity 4 Incident means an Incident that has, or in the reasonable opinion of Telstra is likely to have, adverse effects on the performance of the services to customers in a non-trivial way, but does not prevent the satisfactory provision of the services.

Severity Level means either a Severity 1 Incident, Severity 2 Incident, Severity 3 Incident or Severity 4 Incident.

Supplied Content Fee has the meaning set out in Attachment 2.

Technology Evolution means any improvement, upgrade, supplement, modification, replacement, enhancement or other change to the resources used to provide the Services, including:

(a)	higher capacity, faster hardware, new versions of systems software, new types of system management software, new processes and new types of hardware that enable the Supplier to perform the Services more efficiently, more effectively as well as ensure Telstra’s business strategies are implemented; and

(b)	any change to the equipment, software or methodologies used to provide the Services that is necessary to bring that equipment or software or those methodologies into line with current industry standards.

Telstra Material, in relation to this Work Schedule, means:

(a)	editorial content;

(b)	images;

(c)	data;

(d)	logos, designs, other graphics, text, audio, video and other materials;

(e)	advertising code; and

(f)	any other content, provided by Telstra to the Supplier.

Workaround means a change to a Platform, or a different way of using a Platform (other than not using the part of the Platform that causes a Fault), which materially reduces the impact of an Incident.

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Attachment 1 Service Levels

1	Availability to Customers

1.1	The Supplier must ensure the following availability of the Platforms to customers:

Item	Method of Measurement	Service Level
Page Presentation	Time taken to load and present page from successful navigation to each page on a 1.5 mbps connection. Performed at least once per five minute period	6 seconds or less for 95% of measured page presentations during the month.

Page Availability	Page test or each customer-facing interface on each production server in the Supplier’s environment. Performed at least once per five minute period. Calculated as monthly average across all tested servers	99.7%

Backup	Number of full backups per day	1 full backup per day

Download of Supplied Content	Time taken to download an item of Supplied Content.	2 to 3 minutes, depending on size of Supplied Content.

1.2	The Supplier is not required to meet the Service Levels in clause 1.1 during any planned outage if approved by Telstra on at least 10 Business Days’ notice, and carried out in accordance with such approval. Planned outages must only be implemented between 2am and 6am AEST and must not exceed 4 hours per month.

1.3	Telstra may claim the following Service Level rebates if Supplier fails to provide the Service Levels required by clause 1.1:

Item	Level Achieved	Service Level Rebate
Page Availability	98% to < 99%	1% of the monthly Supplied Content Fee
	96% to < 98%	1.5% of the monthly Supplied Content Fee
	< 96%	2% of the monthly Supplied Content Fee

2	Incident Response

2.1	The Supplier must ensure the following Incident Response, Resolution and Fault Resolution times:

Incident Severity	Response Service Level	Incident Resolution Service Level	Fault Resolution Service Level
Severity 1	15 mins	4 hours	10 Business Days
Severity 2	30 mins	8 hours	20 Business Days
Severity 3	4 hours	48 hours	30 Business Days
Severity 4	8 hours	96 hours	40 Business Days

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2.2	For the purposes of clause 2.1, the time for measuring the Response and Resolution Service Levels begins from the earlier of an Incident being reported to Supplier and the Supplier becoming aware of the Incident.

2.3	If the Supplier exceeds the required Service Level:

(a)	for Incident Response by 100% or part thereof;

(b)	for Incident Resolution by 50% or part thereof; or

(c)	for Fault Resolution by 25% or part thereof,

Telstra may claim Service Level rebates of 1% of the Supplied Content Fee for that month. These Service Level rebates are cumulative.

For example if the Supplier Responds to a Severity 1 incident only after 45 minutes, Telstra may claim a Service Level rebate of 2% of the monthly fee.

3	Service Level Reports

3.1	For the purposes of the Agreement, Reports in a format approved by Telstra are required under this Work Schedule within 7 days of the end of each calendar month, setting out compliance and non-compliance with Service Levels for each of the prior 12 calendar months.

3.2	Reports must include details of compliance and non-compliance with each Service Level including, but not limited to:

(a)	average time for page presentation and longest time for page presentation;

(b)	percentage of the month during which the whole of the services were Available;

(c)	number of days during which components of the services were not backed up;

(d)	each Incident, including severity, commencement time; duration; and root cause analysis;

(e)	average Incident Response time for each Incident Severity, longest Incident Response time for each Incident Severity;

(f)	average Incident Resolution time for each Incident Severity, longest Incident Resolution time for each Incident Severity;

(g)	average Fault Resolution time for each Incident Severity, longest Fault Resolution time for each Incident Severity;

(h)	planned outages as approved by Telstra in accordance with clause 1.2 above, including total hours of outage, reasons for outage, approval, any non-compliance with terms of approval and time of return to normal operation; and

(i)	each Service Level rebate due.

4	Repeated failures

4.1	If the Supplier fails to identify or provide Telstra with the Service Level rebates due under this Work Schedule, Telstra may set off the rebate against any amount payable to the Supplier.

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4.2	The following failures to meet Service Levels constitute material breaches of this Agreement:

(a)	failure to provide Service Level Reporting for three consecutive months;

(b)	failure to achieve any of the Service Levels for three consecutive months; or

failure to achieve any of the Service Levels for four out of any six months.

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Attachment 2 Supplied Content (Games)

Territory	Australia

Supplied Content	The premium mobile games on the catalogue owned by Electronic Arts Pty Limited (ABN 20 003 367 824) as updated from time to time during the term. At the Commencement Date, the catalogue includes the following games:

Anytime Pool
Block’d (Priority)
BurNout (Priority)
C&C Red Alert (Priority)
Command & Conquer Tiberium Wars (Priority)
EA Air Hockey (Priority)
EA Cricket (Priority)
Medal Of Honor
Medal Of Honor Airborne
MySims (Priority)
Mystery Mania (Priority)
Need For Speed Pro Street (Priority)
Need For Speed Shift (Priority)
Need For Speed Undercover
SimCity
SimCity Societies
SimCity Metropolis (Priority)
SIMS 2 (Priority)
Sims 2 Pets (Priority)
SIMS 3 (Priority)
Sims Bowling
Sims Castaway
Sims Pool (Priority)
Facebreaker (Priority)
SimCity Deluxe (Priority)
Downtown Texas Hold ‘Em (Priority)
Solitaire 12x1 (Priority)
Command & Conquer 4 (Priority)
Surviving High School 11 (Priority)
MMA (Priority)
Sims Dream Ambitions (Priority)
Pet Society (Priority)
Need For Speed 11 (Priority)
Spore (Priority)
Spore 2
Surviving High School
Tombraider (Priority)
Minesweeper (Priority)
California Games (Priority)
FIFA 10
FIFA WorldCup
FIFA Manager 10
FIFA 11
Hard Rock CasiNo
Monopoly Classic
Life
GI JOE
Monopoly Here & Now

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Monopoly Tycoon
Monopoly World
Risk
Cranium
Battleship/Connect 4
Trivial Pursuit
Cluedo
Monopoly Deal
TRIVIAL PURSUIT Master Edition
Monopoly U build
Jewel Quest
PAC-MAN
Ms. PAC-MAN
PAC-MAN Pinball 2
Brain Coach w Dr. K
More Brain Exercise w Dr. K
Inspector Gadget
Katamari Damacy
Time Crisis (old version)
Ridge Racer (old version)
Tamagotchi
New Titles
PAC-MAN CE
Ridge Racer Drift
Time Crisis Elite
Karting game
Dr. Kawashima 3
Splatter House
Tekken
Soul Calibur
Remastered Galaga
Family Sports
Pole Position Pro
Final Fantasy
Pacman 30th Anniversary
Ridge Racer Drift
Pacman Kart Racing
Final Fantasy 2
Splater House
Learn To Fly
Flight Control
Sonic the Hedgehog Spinball
Puzzle Paradise
Rally Stars
Puzzle Bobble
Space Invaders
Arkanoid
Bubble Bobble
Cooking Mama
Super Puzzle Bobble
Puzzle Bobble Evolution
Arkanoid Evolution
Space Invaders Evolution
Bubble Bobble Evolution
Worms 2010
Worms 2008

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Worms Forts 3D
Worms Crazy Golf
Worms 2007
Worms 2 for 1 pack
Worms 2
Crash Car Mania

Permitted Means	Temporary downloading of the Supplied Content via mobile networks (including DVB-H and including to tablet devices).

Exclusive	No

Supplied Content Specifications	Functional and technical specifications are as follows:
(a) downloadable games only accessible while the customer is subscribed to the Mobile Site.

Quality Requirements	The Supplied Content must be:

(a) of a standard at least equivalent to current industry standards and practices for internet and mobile content and the criteria specified in the Supplied Content Specifications;

(b) fit for its intended purposes;

(c) in compliance with all Applicable Laws, including the IIA Code; and

(d) in compliance with the W3C Web Content Accessibility Guidelines and equivalents from mobile sites as applicable.

Delivery Date	The Supplied Content will be uploaded by the Supplier onto the Platforms from the Commencement Date, or as and when the Supplied Content is released and obtained by the Supplier. The Supplied Content will be updated and rotated by the Supplier in accordance with the schedule advised by the Supplier to Telstra in advance.

Time is of the essence in relation to delivery.

Availability Date	As for the Delivery Date.

Promotional Materials	JPEG imagery in relation to the Supplied Content in a format reasonably required by Telstra.

Trade Marks	EA Games or Electronic Arts.

[EA LOGO GRAPHIC HERE]

Fees	50% of the Net Revenue.

Reporting Term	Monthly

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T-Suite Web Services

Stakeholders

Phillip Jones (Executive Director)

-	Mark Pratley (Director)

Shehara Viswanathan

-	Carol White (Director) (The new Marcus Bartram)

Simeon Joyce

Stuart Smith (Executive Director)

-	Kevin Kennedy (Director)

Anna Barton

Project

-	New T-Suite service

-	Web design and hosting for Telstra Business customers

-	Approximate spend of $600k per annum

Sourcing Approach

-	RFQ to Netregistry and Verio

-	Verio selected from the evaluation of RFQ responses

Current Status

-	Pricing negotiated and agreed

-	Cost Avoidance of approx $100k per annum

-	Terms and Conditions currently being negotiated

•	Issues: IP Liability and Infringement, Liability Cap, Privacy Interception, Restraint, Pass through of Customer Terms and Conditions.

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